Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS

BEEN REQUESTED IS OMITTED AND NOTED WITH

“****”.

AN UNREDACTED VERSION OF THIS DOCUMENT

HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION.

$177,000,000 CREDIT FACILITY

CREDIT AGREEMENT

Dated as of October 25, 2013

by and among

PMI HOLDINGS, INC.,

as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

GOLUB CAPITAL LLC,

as Agent for all Lenders,

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders,

and

GOLUB CAPITAL LLC,

as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

ARTICLE I THE CREDITS		2
1.1	Amounts and Terms of Commitments	2
1.2	Notes	6
1.3	Interest	6
1.4	Tax Treatment	7
1.5	Loan Accounts	7
1.6	Procedure for Revolving Credit Borrowing	8
1.7	Conversion and Continuation Elections	9
1.8	Optional Prepayments and Reductions in Revolving Loan Commitments	10
1.9	Mandatory Prepayments of Loans and Commitment Reductions	12
1.10	Fees	15
1.11	Payments by the Borrower	16
1.12	Payments by the Lenders to Agent; Settlement	18

ARTICLE II CONDITIONS PRECEDENT		21
2.1	Conditions of Initial Loans	21
2.2	Conditions to All Borrowings	22

ARTICLE III REPRESENTATIONS AND WARRANTIES		23
3.1	Corporate Existence and Power	23
3.2	Corporate Authorization; No Contravention	23
3.3	Governmental Authorization	23
3.4	Binding Effect	24
3.5	Litigation	24
3.6	No Default	24
3.7	ERISA Compliance	24
3.8	Use of Proceeds; Margin Regulations	25
3.9	Title to Properties	25
3.10	Taxes	25
3.11	Financial Condition	25
3.12	Environmental Matters	26
3.13	Regulated Entities	27
3.14	Solvency	27
3.15	Labor Relations	27
3.16	Intellectual Property	27
3.17	Brokers’ Fees; Transaction Fees	27
3.18	Insurance	27
3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	28
3.20	Jurisdiction of Organization; Chief Executive Office	28
3.21	Reserved	28
3.22	Status of Holdings	28
3.23	Full Disclosure	28
3.24	Franchise Matters	29
3.25	Foreign Assets Control Regulations and Anti-Money Laundering	29
3.26	Patriot Act	29

ARTICLE IV AFFIRMATIVE COVENANTS		30
4.1	Financial Statements	30
4.2	Certificates; Other Information	31
4.3	Notices	32
4.4	Preservation of Corporate Existence, Etc.	34
4.5	Maintenance of Property	34
4.6	Insurance	34
4.7	Payment of Obligations	35
4.8	Compliance with Laws	36
4.9	Inspection of Property and Books and Records	36
4.10	Use of Proceeds	36
4.11	Cash Management Systems	37
4.12	Landlord Agreements	37
4.13	Further Assurances	37
4.14	Environmental Matters	38
4.15	Murphy’s Marketing	39

ARTICLE V NEGATIVE COVENANTS		39
5.1	Limitation on Liens	39
5.2	Disposition of Assets	41
5.3	Consolidations and Mergers	42
5.4	Loans and Investments	43
5.5	Limitation on Indebtedness	44
5.6	Transactions with Affiliates	46
5.7	Management Fees and Compensation	47
5.8	Use of Proceeds	48
5.9	Contingent Obligations	48
5.10	Compliance with ERISA	49
5.11	Restricted Payments	49
5.12	Change in Business	52
5.13	Change in Structure	52
5.14	Changes in Accounting, Name and Jurisdiction of Organization	52
5.15	Amendments to the Management Agreement and Subordinated Indebtedness	52
5.16	No Negative Pledges	53
5.17	OFAC; Patriot Act	53
5.18	Sale-Leasebacks	53

ARTICLE VI FINANCIAL COVENANTS		54
6.1	Capital Expenditures	54
6.2	Leverage Ratio	54
6.3	Interest Coverage Ratio	55
6.4	Equity Cure	56

ARTICLE VII EVENTS OF DEFAULT		57
7.1	Event of Default	57
7.2	Remedies	59
7.3	Rights Not Exclusive	60
7.4	Cash Collateral for Letters of Credit	60

ARTICLE VIII AGENT		61
8.1	Appointment and Duties	61
8.2	Binding Effect	62
8.3	Use of Discretion	62
8.4	Delegation of Rights and Duties	63
8.5	Reliance and Liability	63
8.6	Agent Individually	64
8.7	Lender Credit Decision	64
8.8	Expenses; Indemnities; Withholding	65
8.9	Resignation of Agent or L/C Issuer	66
8.10	Release of Collateral or Guarantors	66
8.11	Additional Secured Parties	67

ARTICLE IX MISCELLANEOUS		68
9.1	Amendments and Waivers	68
9.2	Notices	70
9.3	Electronic Transmissions	71
9.4	No Waiver; Cumulative Remedies	72
9.5	Costs and Expenses	72
9.6	Indemnity	73
9.7	Marshaling; Payments Set Aside	74
9.8	Successors and Assigns	74
9.9	Assignments and Participations; Binding Effect	74
9.10	Non-Public Information; Confidentiality	79
9.11	Set-off; Sharing of Payments	81
9.12	Counterparts; Facsimile Signature	82
9.13	Severability	82
9.14	Captions	82
9.15	Independence of Provisions	82
9.16	Interpretation	82
9.17	No Third Parties Benefited	82
9.18	Governing Law and Jurisdiction	83
9.19	Waiver of Jury Trial	83
9.20	Entire Agreement; Release; Survival	84
9.21	Patriot Act	84
9.22	Replacement of Lender	84
9.23	Joint and Several	85
9.24	Creditor-Debtor Relationship	85

ARTICLE X TAXES, YIELD PROTECTION AND ILLEGALITY		85
10.1	Taxes	85
10.2	Illegality	88
10.3	Increased Costs and Reduction of Return	89
10.4	Funding Losses	90
10.5	Inability to Determine Rates	91
10.6	Reserves on LIBOR Rate Loans	91
10.7	Certificates of Lenders	92

ARTICLE XI DEFINITIONS		92
11.1	Defined Terms	92
11.2	Other Interpretive Provisions	118
11.3	Accounting Terms and Principles	119
11.4	Payments	119

SCHEDULES

Schedule 1.1(a)	Term Loan Commitments
Schedule 1.1(b)	Revolving Loan Commitments
Schedule 1.1(c)	Certain Permitted Acquisitions
Schedule 3.5	Litigation
Schedule 3.7	ERISA
Schedule 3.8	Margin Stock
Schedule 3.9	Real Estate
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.17	Brokers’ and Transaction Fees
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.26	Franchise Matters
Schedule 5.1	Liens
Schedule 5.2	Permitted Store Dispositions
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations
Schedule 11.1	Fiscal Periods

EXHIBITS

Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 9.9(g)(i)(B)	Form of Affiliated Lender Assignment and Assumption
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Notice of Borrowing
Exhibit 11.1(c)	Form of Revolving Note
Exhibit 11.1(d)	Form of Term Note

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of October 25, 2013, by and among PMI Holdings, Inc., a Delaware corporation (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party”, Golub Capital LLC, a Delaware limited liability company (in its individual capacity, “Golub”), as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, a revolving credit facility (including a letter of credit subfacility) and a term loan upon and subject to the terms and conditions set forth in this Agreement to provide for working capital, capital expenditures and other general corporate purposes of the Borrower and to (a) refinance Prior Indebtedness, (b) make the Closing Date Dividend, (c) fund directly or indirectly certain Acquisitions and/or Investments set forth on Schedule 1.1(c) and pay related fees and expenses and (d) fund certain fees and expenses associated with the funding of the Loans and the consummation of the Closing Date Dividend on the Closing Date (collectively, the “Transactions”);

WHEREAS, the Borrower desires to secure all of its Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property;

WHEREAS, Papa Murphy’s Intermediate, Inc., a Delaware corporation that directly owns all of the Stock and Stock Equivalents of the Borrower (“Holdings”), is willing to guaranty all of the Obligations and to pledge to Agent, for the benefit of the Secured Parties, all of the Stock and Stock Equivalents of the Borrower and substantially all of its other Property to secure the Obligations;

WHEREAS, subject to the terms hereof, each Domestic Subsidiary (other than Disregarded Domestic Persons) of Holdings other than the Borrower is willing to guaranty all of the Obligations of the Borrower and to grant to Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

THE CREDITS

1.1 Amounts and Terms of Commitments.

(a) The Term Loans.

(i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Lender with a Term Loan Commitment severally and not jointly agrees to lend to the Borrower on the Closing Date, the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Term Loan Commitment” (such amount being referred to herein as such Lender’s “Term Loan Commitment”). Amounts borrowed under this subsection 1.1(a)(i) are referred to as the “Term Loans.”

(ii) Amounts borrowed as the Term Loans which are repaid or prepaid may not be reborrowed.

(b) The Revolving Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make Loans to the Borrower (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b) may be repaid and reborrowed from time to time. The “Maximum Revolving Loan Balance” from time to time will be the Aggregate Revolving Loan Commitment then in effect, less the aggregate amount of Letter of Credit Obligations. If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then the Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.

(c) Letters of Credit. (i) Conditions. On the terms and subject to the conditions contained herein, the Borrower may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices, and for the account of the Credit Parties or any of their Subsidiaries (provided, the Borrower shall be co-applicant with respect to any Letter of Credit issued for the account of a Subsidiary that is not a Credit Party), Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) five (5) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A) (i) Availability would be less than zero, (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $2,500,000 (the “L/C Sublimit”) or (iii) the aggregate amount of the Letter of Credit is less than $200,000;

(B) the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one (1) year after the date of issuance thereof or (iii) is later than five (5) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one (1) year may provide for its renewal for additional periods not exceeding one (1) year as long as (x) each of the applicable Credit Party and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C) (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letters of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Revolving Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 9.9 or 9.22, (x) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized in an amount equal to 103% of the aggregate maximum undrawn amount of such Letter of Credit, (y) the Revolving Loan Commitments of the other Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders, or (z) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Revolving Lenders in a manner consistent with subsection 1.11(e)(ii).

(ii) Notice of Issuance. The Borrower shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 12:00 p.m. (New York time) on the fifth Business Day prior to the date of such requested Issuance. Such notice shall be made in a writing or Electronic Transmission or in a writing in a form acceptable to such L/C Issuer (an “L/C Request”).

(iii) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment and Agent shall provide copies of such notices to each Revolving Lender reasonably promptly after receipt thereof; (B) upon the request of Agent (or any Revolving Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv) Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.

(v) Reimbursement Obligations of the Borrower. The Borrower agrees to pay to the L/C Issuer of any Letter of Credit, or to Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below. In the event that any L/C Reimbursement Obligation is not repaid by the Borrower as provided in this clause (v) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Agent of such failure (and, upon receipt of such notice, Agent shall notify each Revolving Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate specified in subsection 1.3(c) to past due Revolving Loans that are Base Rate Loans (regardless of whether or not an election is made under such subsection).

(vi) Reimbursement Obligations of the Revolving Lenders.

(1) Upon receipt of the notice described in clause (v) above from Agent, each Revolving Lender shall pay to Agent for the account of such L/C Issuer its Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to subsection 1.11(e)(ii)).

(2) By making any payment described in clause (1) above (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by Agent for the benefit of such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations. Such participation shall not otherwise be required to be funded. Following receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to Agent, for the benefit of such Lender, all amounts received by such L/C Issuer (or to the extent such amounts shall have been received by Agent for the benefit of such L/C Issuer, Agent shall promptly pay to such Lender all amounts received by Agent for the benefit of such L/C Issuer) with respect to such portion.

(vii) Obligations Absolute. The obligations of the Borrower and the Revolving Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Revolving Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Lender hereunder.

1.2 Notes.

(a) The Term Loan made by each Lender with a Term Loan Commitment shall be evidenced by this Agreement and, if requested by such Lender, a Term Note payable to such Lender in an amount equal to the unpaid balance of the Term Loan held by such Lender.

(b) The Revolving Loans made by each Revolving Lender shall be evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

1.3 Interest.

(a) Subject to subsections 1.3(c) and 1.3(d), the Term Loans shall bear interest at a rate per annum equal to the LIBOR or the Base Rate plus the Applicable Margin then in effect. Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin then in effect. Each determination of an interest rate by Agent shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. All computations of fees and interest (other than interest accruing on Base Rate Loans) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest accruing on Base Rate Loans payable under this Agreement shall be made on the basis of a 365-day year (366 in the case of a leap year) and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to but excluding the last day thereof.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Loans in full, including the date of termination of the Revolving Loan Commitments.

(c) At the written election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be). All such interest shall be payable on demand of Agent or the Required Lenders.

(d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4 Tax Treatment. Borrower and the Lenders agree (i) that the Loans are intended to be treated as debt for U.S. federal income tax purposes, (ii) that none of the Loans is intended to constitute debt that is governed by the rules set out in Treasury Regulations Section 1.1275-4, and (iii) not to file any tax return, report or declaration inconsistent with the foregoing, unless required by applicable law or Governmental Authority. The inclusion of this Section 1.4 is not an admission by any Lender that it is subject to U.S. taxation.

1.5 Loan Accounts.

(a) Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b) Agent, acting as a non-fiduciary agent of the Borrower solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Term Loans, Revolving Loans, L/C Reimbursement Obligations and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by Agent from Borrower and its application to the Obligations.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one (1) Business Day’s prior notice. No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.6 Procedure for Revolving Credit Borrowing.

(a) Each Borrowing of a Revolving Loan shall be made upon the Borrower’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 12:00 p.m. (New York time) (i) on the date which is one (1) Business Day prior to the requested Borrowing date of each Base Rate Loan (or the requested Borrowing Date in the case of Revolving Loan aggregating less than $1,000,000) and (ii) on the day which is three Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan and shall specify:

(i) the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);

(ii) the requested Borrowing date, which shall be a Business Day;

(iii) whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv) if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(b) Upon receipt of a Notice of Borrowing, Agent will promptly notify each Revolving Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c) Unless Agent is otherwise directed in writing by the Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrower by Agent by wire transfer of such amount to the Borrower pursuant to the wire transfer instructions specified by the Borrower.

1.7 Conversion and Continuation Elections.

(a) The Borrower shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Revolving Loans or Term Loans from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Revolving Loan or Term Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Revolving Loan or group of Revolving Loans or Term Loan or group of Term Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $100,000. Any such election must be made by the Borrower by 12:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by the Borrower. No LIBOR Rate Loan shall be comprised of both Revolving Loans (or any one or more portions thereof) and the Term Loan (or any one or more portions thereof). If no election is received with respect to a LIBOR Rate Loan by 12:00 p.m. (New York time) on the third Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. The Borrower must make such election by notice to Agent in writing, including by Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent. No Revolving Loan or Term Loan shall be made, converted into or continued as a LIBOR Rate Loan, if an Event of Default has occurred and is continuing and Agent or the Required Lenders have determined not to make or continue any Revolving Loan or Term Loan as a LIBOR Rate Loan as a result thereof.

(b) Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof. In addition, Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than nine (9) different Interest Periods in effect.

1.8 Optional Prepayments and Reductions in Revolving Loan Commitments.

(a) Optional Prepayments Generally. The Borrower may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice by the Borrower to Agent, prepay the Loans in whole or in part in an amount greater than or equal to $100,000 (other than Revolving Loans for which prior written notice is not required and for which no minimum shall apply), in each instance, subject to the Prepayment Premium if applicable and any other reimbursements as provided in Section 10.4. Optional partial prepayments of Term Loans shall be applied as specified by the Borrower in such notice of prepayment and, in the absence of such direction, in the manner set forth in subsection 1.9(g). Optional partial prepayments of Term Loans in amounts less than $100,000 shall not be permitted. The foregoing provisions of this subsection 1.8(a) shall not apply with respect to any Discounted Prepayment governed by subsection 1.8(d).

(b) Reductions in Revolving Loan Commitments. The Borrower may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice to Agent permanently reduce the Aggregate Revolving Loan Commitment; provided that such reductions shall be in an amount greater than or equal to $250,000 (unless the Aggregate Revolving Commitment is being reduced to zero and the amount of the Aggregate Revolving Commitment in effect immediately prior to such reduction is less than $250,000),. All reductions of the Aggregate Revolving Loan Commitment shall be allocated pro rata among all Lenders with a Revolving Loan Commitment. A permanent reduction of the Aggregate Revolving Loan Commitment shall require a corresponding pro rata reduction in the L/C Sublimit.

(c) Notices. Notice of prepayment or commitment reduction pursuant to clauses (a) and (b) above shall not thereafter be revocable by the Borrower and Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment or reduction; provided, however, any notice of prepayment or reduction may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur. The payment amount specified in a notice of prepayment shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.8, the Borrower shall pay any amounts required pursuant to Section 10.4.

(d) Discounted Prepayments.

(i) Generally. So long as (A) no Default or Event of Default has occurred and is continuing on both the date a Discounted Prepayment Notice (as defined below) is delivered to Agent and Lenders and the date a Discounted Prepayment (as defined below) is made (both before and after giving effect thereto), (B) no proceeds of Revolving Loans are used to make any such Discounted Prepayment, and (C) except as previously disclosed in writing to Agent, no Credit Party has any MNPI that both (1) has not been previously disclosed to Agent and the Lenders (other than because a Lender does not wish to receive MNPI with respect to any Credit Party or any of their respective securities), and (2) could reasonably be expected to have a material effect upon a

Lender’s decision to offer a Discounted Prepayment of the Term Loan, the Credit Parties (and their Subsidiaries) shall be permitted to make voluntary prepayments of the Term Loan from internally generated funds or the Net Issuance Proceeds from the issuance of Stock or Stock Equivalents (other than Specified Equity Contributions) or the incurrence of Indebtedness (other than the Obligations otherwise permitted hereunder) not more frequently than once during each Fiscal Quarter (each, a “Discounted Prepayment”) during the term of this Agreement pursuant to the provisions of this subsection 1.8(d). Notwithstanding anything to the contrary provided in this Agreement or any other Loan Document, the Borrower shall not be permitted to make any Discounted Prepayment if after giving effect thereto the Affiliated Lenders would hold a greater aggregate principal amount of Term Loan than is permitted by Section 9.9(g).

(ii) Procedures. In connection with any Discounted Prepayment, the applicable Credit Party (or Subsidiary thereof) will notify Agent and Lenders holding the Term Loan in writing (the “Discounted Prepayment Notice”) that it desires to prepay the Term Loan on a specified Business Day, in a maximum aggregate amount (which amount shall be not less than $1,000,000 and whole increments of $100,000 in excess thereof) (the “Discounted Prepayment Amount”) at a discount to par (which shall be expressed as a range of percentages of par of the principal amount of the Term Loan) specified by such Credit Party (or Subsidiary thereof) with respect to each Discounted Prepayment, the “Discount Price Range”); provided, that such notice shall be received by Agent and Lenders no earlier than fifteen (15) Business Days and no later than five Business Days prior to the proposed date of such Discounted Prepayment. In connection with a Discounted Prepayment, the applicable Credit Party (or Subsidiary thereof) will allow each Lender holding the Term Loan to specify to Borrower and, except to the extent necessary to determine the Applicable Discount Price in the following sentence, on a confidential basis, a discount to par (which shall be expressed as a price equal to a percentage of par of the principal amount of the Term Loan held by such Lender) (the “Acceptable Discount Price”) for a principal amount (subject to rounding requirements specified by Agent) of the Term Loan held by such Lender at which such Lender is willing to permit such voluntary prepayment. Based on the Acceptable Discount Prices and principal amounts of the Term Loan specified by Lenders, Agent, in consultation with the Borrower, will determine the applicable discount price (the “Applicable Discount Price”) for the applicable Discounted Prepayment, which will be the lower of (i) the lowest Acceptable Discount Price at which the applicable Credit Party (or Subsidiary thereof) can complete the Discounted Prepayment for the Discounted Prepayment Amount and (ii) if the Lenders’ response is such that the Discounted Prepayment could not be completed for the full Discounted Prepayment Amount, the highest Acceptable Discount Price specified by the Lenders that is within the Discount Price Range specified by the applicable Credit Party (or Subsidiary thereof).

(iii) Prepayments; Application. The applicable Credit Party (or Subsidiary thereof) shall prepay the Term Loan (or the respective portion thereof) offered by Lenders at the Acceptable Discount Prices specified by each such Lender that are equal to or less than the Applicable Discount Price (“Qualifying Term Loans”) at the Applicable Discount Price; provided, that if the aggregate proceeds required to prepay Qualifying Term Loans (disregarding any interest payable under this subsection 1.8(d))

would exceed the Discounted Prepayment Amount for such Discounted Prepayment, the applicable Credit Party (or Subsidiary thereof) shall prepay such Qualifying Term Loans at the Applicable Discount Price ratably based on the respective principal amounts of such Qualifying Term Loans (subject to rounding requirements specified by Agent). The portion of the Term Loan prepaid by the applicable Credit Party (or Subsidiary thereof) pursuant to this subsection 1.8(d) shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment. The par principal amount of the Term Loan prepaid pursuant to this subsection 1.8(d) shall be applied to reduce the remaining installments of the respective Term Loan owing to the Lenders so prepaid in the manner set forth in subsection 1.9(g) with respect to mandatory prepayments (without affecting the amount of the installment payments owing to the Lenders not prepaid pursuant to this subsection 1.8(d)). The par principal amount of the Term Loan prepaid pursuant to this subsection 1.8(d) shall be deemed immediately cancelled upon payment of the applicable Discounted Prepayment.

(iv) Lender Consent. The Lenders hereby consent to the transactions described in this subsection 1.8(d) and waive the requirements of any provision of this Agreement or any other Loan Document that might otherwise result in a Default or Event of Default as a result of a Discounted Prepayment.

(v) Miscellaneous. Each Discounted Prepayment shall be consummated pursuant to procedures (including, without limitation, as to timing, rounding and minimum amounts, type and Interest Periods of accepted Term Loan, conditions for terminating a Discounted Prepayment or rescinding an acceptance of prepayment (if any), forms of other notices (including notices of offer and acceptance) by the Borrower and Lenders and determination of Applicable Discount Price) established by Agent acting in its reasonable discretion and with the consent of the Borrower. The making of a Discounted Prepayment shall be deemed to be a representation and warranty by the Borrower that all conditions precedent to such Discounted Prepayment set forth in this subsection 1.8(d) were satisfied in all respects.

1.9 Mandatory Prepayments of Loans and Commitment Reductions.

(a) Scheduled Term Loan Payments. The principal amount of the Term Loan shall be paid in installments on the dates and in the respective amounts shown below:

Date of Payment	Amount of Term Loan Payment
April 1, 2014	$417,500
July 1, 2014	$417,500
September 30, 2014	$417,500
December 30, 2014	$417,500

April 1, 2015	$417,500
June 30, 2015	$417,500
September 29, 2015	$417,500
December 29, 2015	$417,500

March 29, 2016	$417,500
June 28, 2016	$417,500
September 27, 2016	$417,500
January 3, 2017	$417,500

April 4, 2017	$417,500
June 6, 2017	$417,500
October 3, 2017	$417,500
January 2, 2018	$417,500

April 3, 2018	$417,500
July 3, 2018	$417,500
October 2, 2018	$417,500
October 25, 2018	$159,067,500

The final scheduled installment of the Term Loan shall, in any event, be in an amount equal to the entire remaining principal balance of the Term Loan.

(b) Revolving Loan. The Borrower shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans outstanding on the Revolving Termination Date.

(c) Asset Dispositions. If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i) make a Disposition; or

(ii) suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with (x) such Disposition exceeds $250,000 or such Disposition and all other Dispositions occurring during the Fiscal Year exceeds $500,000 or (y) such Event of Loss exceeds $250,000 or such Event of Loss and all other Events of Loss occurring during the Fiscal Year exceeds $500,000, then (A) the Borrower shall promptly notify Agent of such Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall deliver, or cause to be delivered an amount equal to, such excess Net Proceeds to Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with subsection 1.9(g) hereof. Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party or such Subsidiary reinvests an amount equal to the Net Proceeds of such Disposition or Event of Loss in assets (other than

Inventory) of a kind then used or usable in the business of a Credit Party or such Subsidiary, within two hundred seventy (270) days after the date of receipt of such Net Proceeds or enters into a binding commitment thereof within said two hundred seventy (270) day period and subsequently makes such reinvestment within three hundred sixty (360) days after the date of receipt of such Net Proceeds; provided, that the Borrower notifies Agent of such Credit Party’s or such Subsidiary’s intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively. Pending such reinvestment, the Net Proceeds shall be deposited, and shall remain on deposit, in a deposit account in respect of which there exists a Control Agreement between Agent and the bank or other financial institution pursuant to which Agent has a perfected security interest.

(d) Issuance of Securities; Indebtedness. Without duplication of subsection 1.9(c), immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of (i) Specified Equity Contributions or (ii) the incurrence of Indebtedness (other than Net Issuance Proceeds from the incurrence of Indebtedness permitted hereunder), the Borrower shall deliver, or cause to be delivered, to Agent an amount equal to such Net Issuance Proceeds, in each case, for application to the Loans in accordance with subsection 1.9(g).

(e) Excess Cash Flow. Within five Business Days after the annual financial statements are required to be delivered pursuant to subsection 4.1(a) hereof, commencing with such annual financial statements for the Fiscal Year ending December 31, 2014, the Borrower shall deliver to Agent (and Agent shall make available to each Lender) a written calculation of Excess Cash Flow of the Credit Parties and their Subsidiaries for such Fiscal Year in the form of Exhibit 4.2(b) and certified as correct on behalf of the Credit Parties by a Responsible Officer of the Borrower and concurrently therewith shall deliver to Agent, for distribution to the Lenders, an amount equal to (i) (x) a percentage of such Excess Cash Flow equal to, if the Leverage Ratio (as calculated in the manner set forth on Exhibit 4.2(b)), as of the last day of such Fiscal Year is (1) greater than or equal to 4.00, fifty percent (50%), (2) less than 4.00 but equal to or greater than 2.75, twenty five percent (25%), and (3) less than 2.75, zero percent (0%), less (ii) voluntary prepayments of the Term Loan during such period other than Discounted Prepayments, in each case to the extent such prepayments are applied in the same manner mandatory prepayments under this subsection 1.9(e) are required to be applied in accordance with subsection 1.9(g) (or in the inverse order of maturity), less (iii) voluntary prepayments of Revolving Loans during such period accompanied by a permanent reduction of the Revolving Loan Commitment, to the extent not funded with the proceeds of other Indebtedness, in each case, for application to the Loans in accordance with the provisions of subsection 1.9(f) hereof. Excess Cash Flow shall be calculated in the manner set forth in the Compliance Certificate.

(f) IPO Proceeds. Without duplication of subsection 1.9(c), upon the consummation of an IPO, promptly upon receipt of the Net Issuance Proceeds of such IPO by Holdings or any direct or indirect parent of Holdings who is the IPO issuer, Borrower shall deliver to Agent an amount equal to the Net Issuance Proceeds of such IPO in an amount not less than an amount sufficient to cause the Leverage Ratio for the period of twelve (12) consecutive Fiscal Periods most recently ended for which financial statements have been delivered or are required to be delivered pursuant to Section 4.1, on a pro forma basis after giving effect to such prepayment, to be equal to or less than 4.25 (or, if less, the amount of such proceeds Net Issuance Proceeds), for application to the Loans in accordance with subsection 1.9(g).

(g) Application of Prepayments. Subject to subsection 1.10(c), any prepayments pursuant to (i) in cases of each of subsection 1.9(c), 1.9(d), or 1.9(e) shall be applied first to prepay the next six unpaid scheduled amortization payments on the Term Loan in direct order of maturity; second to prepay all remaining installments of the Term Loan pro rata against all such scheduled installments (including the final installment at maturity); and third to prepay outstanding Revolving Loans without permanent reduction of the Aggregate Revolving Loan Commitment and (ii) in the case of subsection 1.9(f), first to prepay outstanding Revolving Loans without permanent reduction of the Aggregate Revolving Loan Commitment; second to prepay the next six unpaid scheduled amortization payments on the Term Loan in direct order of maturity; and third to prepay all remaining installments of the Term Loan pro rata against all such scheduled installments (including the final installment at maturity). To the extent permitted by the foregoing sentences, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining. Together with each prepayment under this Section 1.9, the Borrower shall pay any amounts required pursuant to Section 10.4 hereof.

(h) No Implied Consent. Provisions contained in this Section 1.9 for application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.10 Fees.

(a) Fees. The Borrower shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in a letter agreement between the Borrower and Agent dated of even date herewith (as amended from time to time, the “Fee Letter”).

(b) Unused Commitment Fee. The Borrower shall pay to Agent a fee (the “Unused Commitment Fee”) for the account of each Revolving Lender in an amount equal to

(i) the average daily balance of the Revolving Loan Commitment of such Revolving Lender during the preceding Fiscal Quarter, less

(ii) the sum of (x) the average daily balance of all Revolving Loans held by such Revolving Lender plus (y) the average daily amount of Letter of Credit Obligations held by such Revolving Lender, in each case, during the preceding Fiscal Quarter,

(iii) multiplied by one half of one percent (0.50%) per annum.

The total Unused Commitment Fee paid by the Borrower will be equal to the sum of all of the Unused Commitment Fees due to the Lenders, subject to subsection 1.12(e)(vi). Such fee shall be payable quarterly in arrears on the first day of each Fiscal Quarter following the date hereof. The Unused Commitment Fee provided in this subsection 1.10(b) shall accrue at all times from and after the Closing Date.

(c) Letter of Credit Fee. The Borrower agrees to pay to Agent for the ratable benefit of the Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the Borrower, all reasonable out-of-pocket costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each Fiscal Quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit Issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, at Required Revolving Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2.00%) per annum. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each Fiscal Quarter and on the date on which all L/C Reimbursement Obligations have been discharged. In addition, the Borrower shall pay to Agent, any L/C Issuer or any prospective L/C Issuer, as appropriate, on demand, such L/C Issuer’s or prospective L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer or prospective L/C Issuer in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

1.11 Payments by the Borrower.

(a) All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set off, recoupment, counterclaim or deduction of any kind (except as otherwise expressly provided in Section 10.1), shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 2:00 p.m. (New York time) on the date due. Any payment which is received by Agent later than 2:00 p.m. (New York time) may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. The Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral. The Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan) to pay (i) interest, principal, L/C Reimbursement Obligations, Agent’s fees, Unused Commitment Fees and Letter of Credit Fees, in each instance, on the date due, or (ii) after ten (10) days prior notice to the Borrower, other fees, costs or expenses payable by the Borrower or any of its Subsidiaries hereunder or under the other Loan Documents.

(b) Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders, apply any and all payments received by Agent in respect of any Obligation (including all payments and prepayments) and all proceeds received by Agent as a result of the exercise of its remedies under the Collateral Documents after the occurrence and during the continuation of an Event of Default in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary, all amounts collected or received by Agent, including proceeds of any Collateral and all payments made by the Credit Parties to Agent, after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations (other than Bank Product Obligations and Secured Rate Contracts) and fees owed to Agent, Lenders and L/C Issuers;

fourth, to payment of principal of the Obligations (other than Bank Product Obligations and Secured Rate Contracts) including, without limitation, L/C Reimbursement Obligations then due and payable, and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable;

fifth, to payment of any other amounts owing constituting Obligations (other than Bank Product Obligations and Secured Rate Contracts); and

sixth, to payment of any interest, principal or other amounts owing in respect of Bank Product Obligations and Secured Rate Contracts

seventh, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided, that until amounts in such category have been satisfied in full prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above. No Default or Event of Default shall be deemed to have occurred solely as a result of the application of payments pursuant to this Section 1.11(c).

1.12 Payments by the Lenders to Agent; Settlement.

(a) Agent may, on behalf of Lenders, disburse funds to the Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent disburses same to the Borrower. If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrower, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of the Loan requested by the Borrower no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and provided that Agent has complied with its obligations under subsection 1.5(b) hereof, each such Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than 1:00 p.m. (New York time) on such scheduled Borrowing date. Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, any Lender or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan and, promptly following receipt of such payment, shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in subsection 1.11(e)(iv) and subsection 1.11(e)(vi)) thereof. Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. (New York time) on the next Business Day following such receipt.

(c) Availability of Lender’s Commitment Percentage. Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date. If such Commitment Percentage is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to Agent. Nothing in this subsection 1.12(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. Without limiting the provisions of subsection 1.12(b), to the extent that Agent advances funds to the Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Revolving Lender.

(d) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e) Non-Funding Lenders.

(i) Responsibility. The failure of any Non-Funding Lender to make any Revolving Loan, to fund any purchase of any participation to be made or funded by it, or to make any payment required by it hereunder on the date specified therefor shall not relieve any other Lender of its obligations to make such loan, fund the purchase of any such participation, or make any other payment required hereunder on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other payment required hereunder.

(ii) Reallocation. If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) shall, at Agent’s election at any time or upon any L/C Issuer’s written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if all Non-Funding Lenders’ and Impacted Lenders’ Commitment Percentages were reduced to zero and each other Revolving Lender’s (other than any other Non-Funding Lender’s and any Impacted Lender’s) Commitment Percentage had been increased proportionately), provided, that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, to exceed its Revolving Loan Commitment.

(iii) Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender (other than a Non-Funding Lender who only holds Term Loan) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided, that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced by an amendment, waiver or consent under any Loan Documents, in each case, without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv) Borrower Payments to a Non-Funding Lender. Agent is hereby authorized to use all portions of any payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties. Agent is hereby authorized and is entitled to hold as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s pro rata share, without giving effect to any reallocation pursuant to subsection 1.11(e)(ii), of all Letter of Credit Obligations until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Upon any unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent is hereby authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to any Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the Revolving Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to Agent, L/C Issuers, and other Lenders under the Loan Documents, including such Lender’s share of all Revolving Loans, Letter of Credit Obligations, plus, without duplication, (B) all amounts of Letter of Credit Obligations of such Non-Funding Lender reallocated to other Lenders pursuant to subsection 1.11(e)(ii).

(v) Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi) Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. In the event that any reallocation of Letter of Credit Obligations occurs pursuant to subsection 1.11(e)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Lenders.

(f) Procedures. Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion, on E-Systems.

ARTICLE II

CONDITIONS PRECEDENT

2.1 Conditions of Initial Loans. The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions:

(a) Loan Documents. Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the Closing Checklist, each in form and substance reasonably satisfactory to Agent and the Lenders;

(b) EBITDA and Leverage. The Borrower shall have delivered a certificate to Agent, in form reasonably satisfactory to Agent, demonstrating that: (i) EBITDA of the Borrower for the twelve (12) consecutive Fiscal Periods ended September 30, 2013 (with such adjustments thereto to be reasonably agreed upon among Agent, the Lenders party hereto and Borrower) shall be not less than $25,600,000; and (ii) the ratio of (x) total Funded Indebtedness of the Credit Parties as of the Closing Date after giving effect to the consummation of the Transactions, payment of all costs and expenses in connection therewith, funding of the initial Loans and Issuance of the initial Letters of Credit and net of cash funded to the balance sheet to consummate the Acquisitions and/or Investments set forth on Schedule 1.1(c) in an amount not to exceed $6,900,000, to (y) EBITDA of the Borrower for the twelve (12) consecutive Fiscal Periods ending September 30, 2013 (with such adjustments thereto to be reasonably agreed upon among Agent, the Lenders party hereto and Borrower) shall be not greater than 6.25; and

(c) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received fully executed pay-off letters reasonably satisfactory to Agent respecting the amounts necessary to repay in full all of the obligations of any Credit Party to Prior Lender and confirming that all Liens upon any of the Property of the Credit Parties or any of their Subsidiaries in favor of Prior Lender shall be terminated upon receipt of such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, or supported by a Letter of Credit Issued pursuant hereto, as mutually agreed upon by Agent, the Borrower and Prior Lender.

2.2 Conditions to All Borrowings. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and Agent or the Required Revolving Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or the Required Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; and

(c) after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance.

The request by the Borrower and acceptance by the Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are, and after giving effect to the Transactions will be, true and correct:

3.1 Corporate Existence and Power. Each Credit Party and each of its respective Subsidiaries:

(a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets and carry on its business;

(d) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(e) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c), clause (d) or clause (e), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Credit Parties of this Agreement and by each Credit Party and each of its respective Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(a) contravene the terms of any of that Person’s Organization Documents;

(b) conflict with or result in any material breach or contravention of, or result in the creation of any Lien (other than Liens created under the Loan Documents) under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(c) violate any material Requirement of Law in any material respect.

3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement, any other Loan Document except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date and (c) those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.4 Binding Effect. This Agreement and each other Loan Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5 Litigation. Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Responsible Officers of each Credit Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, except as set forth on Schedule 3.5, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral or the consummation of the Transactions. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7 ERISA Compliance. Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans. Except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

3.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8. No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock. As of the Closing Date, except as set forth on Schedule 3.8, no Credit Party and no Subsidiary of any Credit Party owns any Margin Stock.

3.9 Title to Properties. As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries. Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or, except to the extent such failure would not reasonably be expected to have a Material Adverse Effect, used in the ordinary conduct of their respective businesses. None of the Property of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens. As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. All material Permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, except to the extent such failure would not reasonably be expected to have a Material Adverse Effect.

3.10 Taxes. All federal and material state, local and foreign income, material franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any of the Credit Parties or any of their Subsidiaries have been filed with the appropriate Governmental Authorities, and all material taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of the appropriate Person in accordance with GAAP.

3.11 Financial Condition.

(a) Each of (i) the audited consolidated balance sheet of Parent and its Subsidiaries dated December 31, 2012, and the related audited consolidated statements of income or operations and cash flows for the Fiscal Year ended on that date and (ii) the unaudited interim consolidated balance sheet of Parent and its Subsidiaries dated September 30, 2013 and the related unaudited consolidated statements of income and cash flows for the nine (9) Fiscal Periods then ended:

(x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y) present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

(b) The pro forma unaudited consolidated balance sheet of Parent and its Subsidiaries dated September 30, 2013 delivered on the Closing Date was prepared by Holdings giving pro forma effect to the funding of the Loans and Transactions, was based on the unaudited consolidated balance sheet of Holdings and its Subsidiaries dated September 30, 2013, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.

(c) Since December 31, 2012, there has not been any event or circumstance that has had a Material Adverse Effect.

(d) All financial performance projections delivered to Agent, including the financial performance projections delivered on or prior to the Closing Date, represent the Borrower’s best good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions, in each case, at the time of delivery of such projections, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

3.12 Environmental Matters. Except as set forth in Schedule 3.12 and except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws.

3.13 Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14 Solvency. Both before and after giving effect to the Transactions, the Credit Parties are Solvent on a consolidated basis.

3.15 Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party in its capacity as such, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16 Intellectual Property. Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17 Brokers’ Fees; Transaction Fees. Except as disclosed on Schedule 3.17 and except for fees payable to Agent and Lenders, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18 Insurance. Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried in all material respects by companies engaged in similar businesses and owning similar Properties in localities where such Person operates. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, has been provided to the Administrative Agent.

3.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party has any Subsidiaries or is engaged in any joint venture or partnership with any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrower and Subsidiaries of the Borrower, those in favor of Agent, for the benefit of the Secured Parties. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the Closing Date, all of the issued and outstanding Stock of Parent, each Credit Party and each Subsidiary of each Credit Party and Parent is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19, as of the Closing Date, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 3.19 is a true and complete organizational chart of Parent and all of its Subsidiaries as of the Closing Date, which the Credit Parties shall update upon notice to Agent promptly following the completion of any Permitted Acquisition and promptly following the incorporation, organization or formation of any Subsidiary.

3.20 Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name, organizational identification number, if any, employer identification number and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the Closing Date, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21 Reserved.

3.22 Status of Holdings. Holdings has not engaged in any business activities and Holdings does not own any Property other than (i) ownership of the Stock and Stock Equivalents of the Borrower, (ii) activities and contractual rights incidental to maintenance of its corporate existence, (iii) performance of its obligations under the Loan Documents and the Management Agreement to which it is a party and (iv) other actions expressly permitted by the Loan Documents.

3.23 Full Disclosure. None of the written statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (other than forward looking information and information of a general economic or industry specific nature), when taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.

3.24 Franchise Matters. Except as disclosed on Schedule 3.26, (i) the Credit Parties have prepared and maintained each of their respective Disclosure Documents for the Papa Murphy’s® brand, in accordance with all applicable Requirements of Law, have filed Disclosure Documents, to the extent applicable and required, in all states and jurisdictions requiring registration and approval prior to any offers or sales of franchises in such states and has filed all material changes, amendments, renewals thereto on a timely and accurate basis as required by applicable Requirements of Law, and (ii) each Credit Party’s Disclosure Documents were prepared in all material respects in compliance with applicable Requirements of Law, and there were no material misrepresentations or material omissions of information in any Disclosure Document at the time any Credit Party was using such Disclosure Document; except, in each case, where failure to comply with the foregoing would not reasonably be expected to have a Material Adverse Effect. Each Franchise Agreement to which any Credit Party is a party complies in all material respects, and the offer and sale of such Franchise complied in all material respects at the time such offer and sale was and is made with, all applicable Franchise Laws, the non-compliance with which would not reasonably be expected to have a Material Adverse Effect.

3.25 Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, executive orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person (as defined by OFAC) cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.26 Patriot Act. The Credit Parties and each of their Subsidiaries are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE IV

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1 Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that Fiscal Month and Fiscal Quarter financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrower shall deliver to Agent (and Agent shall make available to each Lender) by Electronic Transmission and in detail reasonably satisfactory to Agent:

(a) as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, a copy of the audited consolidated balance sheets of Holdings and each of its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, and accompanied by the report of any “Big Four” or other nationally recognized independent public accounting firm reasonably acceptable to Agent which report shall (x) contain an unqualified opinion (provided that a qualification or exception may be included in any such audit report for any period ending within the twelve (12) consecutive Fiscal Periods preceding the stated maturity of the Loans to the extent such qualification is solely a result of the Loans being reported as short term indebtedness), stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) not include any explanatory paragraph expressing substantial doubt as to going concern status (except as expressly provided in clause (x) above);

(b)

(i) at any time prior to the consummation of an IPO, as soon as available, but not later than thirty (30) days after the end of each Fiscal Period of each Fiscal Year, a copy of the unaudited consolidated balance sheets of Holdings and each of its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flows as of the end of such Fiscal Period and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures, and

(ii) at any time after the consummation of an IPO, as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter, a copy of the unaudited consolidated balance sheets of Holdings and each of its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to such Fiscal Quarter, all certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

For purposes of clarification, provided they are accompanied by a reconciliation in detail reasonably satisfactory to Agent which differentiates the financial statements of Parent from the financial statements of Holdings and its Subsidiaries, the financial statements required to be delivered above may be delivered with respect to Parent and its Subsidiaries.

4.2 Certificates; Other Information. The Borrower shall furnish to Agent (and Agent shall make available to each Lender) by Electronic Transmission:

(a) together with each delivery of financial statements pursuant to (i) subsections 4.1(a) and, with respect to the Fiscal Period financial statements coinciding with the end of each Fiscal Quarter of each Fiscal Year, 4.1(b), (i) a management discussion and analysis report, in reasonable detail, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the Fiscal Period and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) reports setting forth (x) in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, the Fiscal Year to date, (y) with respect to statements of income only, the corresponding figures from the most recent budget for the current Fiscal Year delivered on or immediately prior to the Closing Date or pursuant to subsection 4.2(d), as applicable, and discussing the reasons for any significant variations, and (z) system-wide and region-level same store sales comparisons (for total stores); provided that, after the consummation of an IPO, the Borrower shall only be required to deliver such management discussion and analysis, comparative prior period figures and system-wide and region-level sales comparisons that are consistent with the financial disclosure requirements of a public reporting company;

(b) concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above, a fully and properly completed certificate in the form of Exhibit 4.2(b) (a “Compliance Certificate”), certified on behalf of the Borrower by a Responsible Officer of the Borrower (with calculations of financial covenants appearing in Compliance Certificates delivered with the financial statements for the last Fiscal Period of each Fiscal Quarter only);

(c) promptly after the same are publicly filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d) as soon as available and in any event not later than sixty (60) days following the beginning of each Fiscal Year of the Borrower, a budget for the Credit Parties (and their Subsidiaries’) consolidated financial performance for the forthcoming three Fiscal Years on a year by year basis, and (i) prior to the consummation of an IPO, for the forthcoming Fiscal Year on a Fiscal Period by Fiscal Period basis and (ii) after the consummation of an IPO, for the forthcoming Fiscal Year on a Fiscal Quarter by Fiscal Quarter basis, in each case consisting solely of consolidated income statements and capital expenditures;

(e) from time to time, if Agent reasonably determines that obtaining appraisals is necessary in order for Agent or any Lender to comply with applicable laws or regulations (including any appraisals required to comply with FIRREA), Agent may, or may require the Borrower to, in either case at the Borrower’s expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating the fair market value or such other value as determined by Agent (for example, replacement cost for purposes of Flood Insurance) of any Real Estate of any Credit Party subject to a Mortgage; or of any Subsidiary of any Credit Party;

(f) together with each delivery of financial statements pursuant to Section 4.1(b), (which information may be included in the applicable Compliance Certificate) (A) a certificate of a Responsible Officer of the Borrower Representative setting forth in reasonable detail any Margin Stock owned by each Credit Party and each Subsidiary of each Credit Party as of the last day of such Fiscal Quarter and (B) a summary in reasonable detail of outstanding Investments permitted under Section 5.4(b)(iii); and

(g) promptly, such additional business, financial, corporate affairs, perfection certificates and other information as Agent may from time to time reasonably request.

4.3 Notices. The Borrower shall notify promptly Agent (and Agent shall notify each Lender) of each of the following (and in no event later than five (5) Business Days after a Responsible Officer becoming aware thereof):

(a) the occurrence or existence of any Default or Event of Default;

(b) any breach or non performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

(e) (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in a Material Adverse Effect, (iii) the receipt by any Credit Party of notification that any Real Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in a Material Adverse Effect;

(f) any event that has had or is reasonably expected to have a Material Adverse Effect;

(g) (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA or intent to terminate any Title IV Plan, a copy of such notice, (ii) promptly, and in any event within ten (10) Business Days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) Business Days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred which would reasonably be expected to result in a Material Adverse Effect, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto; and

(h) (i) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income, franchise or other material taxes with respect to Holdings or any of its Subsidiaries, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) the creation of any Contractual Obligation of Holdings or any of its Subsidiaries, or the receipt of any request directed to Holdings or any of its Subsidiaries, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Each notice pursuant to this Section shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower, setting forth details of the occurrence referred to therein, and stating what action the Borrower or other Person proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4 Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the Borrower’s Subsidiaries, in connection with transactions permitted by Section 5.3;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its IP Licenses except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5 Maintenance of Property. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6 Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any Collateral of any Credit Party to name Agent as loss payee and all liability insurance (other than directors and officers liability insurance) to name Agent as an additional insured. All policies of insurance on real and personal property of the Credit Parties will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to

Agent (Form CP 1218 or equivalent) and extra expense and business interruption endorsements. The Credit Parties shall use commercially reasonable efforts to provide that each such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least thirty (30) days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash (or, at any time when no Event of Default shall have occurred and be continuing, Agent shall endorse such check, draft or other instrument to the applicable Credit Party upon request thereof by such Credit Party). The terms of this Section 4.6(a) shall not be deemed to limit the Borrower’s reinvestment rights pursuant to subsection 1.9(c) hereof, and, to the extent Agent receives proceeds paid in respect of claims under any Credit Party’s “All Risk” policies of property insurance at a time when no Event of Default shall have occurred and be continuing, Agent shall promptly remit such proceeds to the applicable Borrower upon the request of such Borrower to permit reinvestment of such proceeds to the extent permitted pursuant to subsection 1.9(c) hereof. Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b) Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement (including, without limitation, Flood Insurance), Agent may purchase insurance (including, without limitation, Flood Insurance) at the Credit Parties’ expense to protect Agent’s and Lenders’ interests, including interests in the Credit Parties’ and their Subsidiaries’ properties. This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests. The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. The Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement. If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own.

4.7 Payment of Obligations. Such Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed:

(a) except for up to an aggregate of $500,000 of additional tax liabilities that are or may become secured by tax Liens from time to time after the Closing Date, all federal, state and material local and foreign tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted, for which the enforcement of any Lien shall not have been commenced and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(b) all lawful claims (other than taxes) which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c) the performance of all obligations under any Contractual Obligation to such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d) payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8 Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Franchise Laws and all other Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9 Inspection of Property and Books and Records. Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect, and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at the Credit Parties’ expense; provided the Credit Parties shall only be obligated to reimburse Agent for the reasonable expenses of one (1) such field examination, audit and inspection per calendar year or more frequently if an Event of Default has occurred and is continuing. Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely as follows: (a) first, to refinance on the Closing Date, Prior Indebtedness and then, (b) to make the Closing Date Dividend and pay costs and expenses in connection with this Agreement and the Transactions, and (c) for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Requirement of Law and not in violation of this Agreement.

4.11 Cash Management Systems. Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (i) any payroll accounts so long as such payroll account is a zero balance account, (ii) any withholding tax, trust or fiduciary accounts, (iii) any foreign accounts, (iv) any segregated deposit account which is established and maintained by any Credit Party solely to fund employee benefit plans as required by applicable Requirements of Law and (v) other accounts with an aggregate balance, at any time for all such accounts, not to exceed $500,000 plus an amount equal to (x) $5,000 multiplied by (y) as of any date of determination, the number of Papa Murphy’s locations then owned and operated by the Credit Parties and their Subsidiaries in excess of the number of such locations owned and operated as of the Closing Date) within sixty (60) days (or such later date as shall have been agreed to in writing by Agent) of the Closing Date, in the case of such accounts as of the Closing Date, and within sixty (60) days (or such later date as shall have been agreed to in writing by Agent) of the opening of such accounts, in the case of any new accounts; provided, that Agent shall not be entitled to exercise sole control or send any “blockage” or equivalent notice under any such Control Agreement unless an Event of Default under Section 7.1(a), (c) (solely with respect to a breach of Article VI), (d) (solely with respect to a breach of Sections 4.1 or 4.2(b)), (f) or (g) shall have occurred and be continuing or the Loans shall have been accelerated and/or the Commitments shall have been terminated pursuant to Section 7.2.

4.12 Landlord Agreements. Each Credit Party shall use commercially reasonable efforts to obtain a landlord agreement from the lessor of each leased property with respect to each location constituting the chief executive office of a Credit Party, which agreement shall be reasonably satisfactory in form and substance to Agent, within 60 days (or such later date as shall have been agreed to in writing by Agent) of the Closing Date, in the case of locations as of the Closing Date, and within 60 days (or such later date as shall have been agreed to in writing by Agent) of the entering into such lease, in the case of any new locations.

4.13 Further Assurances.

(a) Promptly upon request by Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Domestic Subsidiaries (other than Disregarded

Domestic Persons and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) to guaranty the Obligations and to cause each such Domestic Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations set forth herein and in the Loan Documents, all of such Subsidiary’s Property to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Disregarded Domestic Persons and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Disregarded Domestic Persons and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and sixty five percent (65%) of the outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of the outstanding non-voting Stock and Stock Equivalents of each of its First Tier Foreign Subsidiaries, in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In the event any Credit Party or any Domestic Subsidiary (other than Disregarded Domestic Persons and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) acquires any Real Estate with a fair market value in excess of $500,000, within thirty (30) days after such acquisition (or such later date as shall have been agreed to in writing by Agent), such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (w) an appraisal complying with FIRREA, (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (y) then current A.L.T.A. surveys, certified to Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to Agent, in form and substance satisfactory to Agent. In addition to the obligations set forth in subsection 4.6(a), within sixty (60) days (or such later date as shall have been agreed to in writing by Agent) after written notice from Agent to the Credit Parties that any Real Estate is located in a Special Flood Hazard Area, the Credit Parties shall satisfy the Federal Flood Insurance requirements of subsection 4.6(a).

4.14 Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist material violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party, which would reasonably be expected to result in any Credit Party incurring material Environmental Liabilities or that there exist any material Environmental Liabilities of any Credit Party, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons reasonable access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including where reasonable based on perceived violations or conditions giving rise to such Environmental Liability subsurface sampling of soil and groundwater at such Real Estate, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by qualified environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent).

4.15 Murphy’s Marketing.

(a) Commencing with the Fiscal Period ending December 28, 2015, each Credit Party shall cause Murphy’s Marketing Services Inc., in each consecutive twelve (12) Fiscal Period, to have at least one Fiscal Period during which it maintains a positive fund balance (based on a trailing 30-day average).

(b) The Credit Parties shall cause Murphy’s Marketing Services, Inc. to maintain a deficit of no greater than $2,000,000 at any time outstanding.

ARTICLE V

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1 Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

(b) any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $1,000,000;

(g) easements, rights of way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h) Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed one hundred percent (100%) of the cost of such Property;

(i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement;

(l) non-exclusive licenses and sublicenses granted by a Credit Party or any Subsidiary of a Credit Party and leases and subleases (by a Credit Party or any Subsidiary of a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering in any material respect with the business of the Credit Parties or any of their Subsidiaries;

(m) Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under Section 4-208 of the Uniform Commercial Code;

(n) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(o) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary of the Borrower in the Ordinary Course of Business;

(p) Liens securing Indebtedness incurred by Foreign Subsidiaries of the Borrower in an aggregate amount not to exceed $2,000,000 at any time outstanding; provided, that (i) such Liens do not extend to, or encumber property which constitutes Collateral and (ii) such Liens extend only to the property (or equity interests not pledged or required to be pledged to Agent in accordance with the Loan Documents) of the Foreign Subsidiary incurring such Indebtedness;

(q) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(r) Liens arising by operation of law or contract on insurance policies and proceeds thereof in favor of insurers (or other Persons financing the payment of insurance premiums) securing Indebtedness of the type described in and permitted under Section 5.5(o) hereof financing the premiums payable in respect of insurance policies issued by such insurers;

(s) Liens encumbering the assets of a Target to the extent securing Indebtedness permitted pursuant to subsection 5.5(l), solely to the extent such Liens encumber no assets other than the assets of the Target encumbered by such Liens immediately prior to the Acquisition of such Target; and

(t) other Liens securing obligations (other than Indebtedness for borrowed money, except to the extent any such Liens securing Indebtedness for borrowed money consist solely of cash collateral and/or Liens on the assets of Foreign Subsidiaries) otherwise permitted hereunder not exceeding $1,000,000 in the aggregate.

5.2 Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse), except:

(a) dispositions of Inventory, or worn out or surplus equipment, all in the Ordinary Course of Business;

(b) dispositions not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.9; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 80% of the aggregate sales price from such disposition shall be paid in cash and (iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year $750,000 (other than in the case of Project Pie or any sales of stores related to Project Pie);

(c) dispositions of cash and Cash Equivalents;

(d) transactions permitted under Sections 5.1, 5.3, 5.4 and 5.11;

(e) dispositions, discounts or forgiveness of past due Accounts in connection with the collection or compromise thereof in the Ordinary Course of Business;

(f) dispositions of certain stores set forth on Schedule 5.2, and additional stores that each individually have EBITDA for the four fiscal quarter period prior to the proposed disposition of less than $0 provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition and (ii) a mandatory prepayment is made with the Net Proceeds of such disposition if and to the extent required by Section 1.9);

(g) dispositions, abandonment or termination of Intellectual Property in the Ordinary Course of Business; and

(h) dispositions by (i) any Credit Party to any other Credit Party (other than Holdings) and (ii) any non-Credit Party to any Credit Party (at not more than the then current fair market value of the subject Property) or any other non-Credit Party.

5.3 Consolidations and Mergers. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except Permitted Acquisitions and except pursuant to transactions expressly permitted by Sections 5.2 or 5.4, and except that, upon not less than five Business Days prior written notice to Agent (or such lesser period of notice as Agent, in its sole discretion, may from time to time agree in writing), (a) any Subsidiary of the Borrower may merge with, or dissolve or liquidate into, the Borrower or a Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary, provided that the Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and all actions reasonably required by Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent, shall have been completed, (b) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary provided if a First Tier Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such First Tier Foreign Subsidiary shall be the continuing or surviving entity or all actions reasonably required by Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity in favor of Agent, shall have been completed and (c) any Permitted Concept may be merged with and into any Credit Party so long as the Credit Party shall be the continuing or surviving entity and all actions reasonably required by Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent, shall have been completed.

5.4 Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a) Investments in cash and Cash Equivalents;

(b) Investments by (i) any Credit Party (other than Holdings) in any other Credit Party (other than Holdings), (ii) Holdings in any other Credit Party, (iii) the Borrower or any Domestic Subsidiary of the Borrower in Foreign Subsidiaries of the Borrower; provided, that the aggregate amount of such Investments under this clause (iii) shall not exceed the Available Amount at any time outstanding, (iv) a Foreign Subsidiary of the Borrower in another Foreign Subsidiary of the Borrower, and (v) any Credit Party in a Foreign Subsidiary the proceeds of which are concurrently used by such Foreign Subsidiary in connection with a Permitted Acquisition of the type and in the amount described in clause (g)(x) of the definition of “Permitted Acquisition”; provided, if the Investments described in foregoing clauses (i), (ii), (iii) and (v) are evidenced by notes, such notes shall be pledged to Agent, for the benefit of the Secured Parties;

(c) loans and advances to employees not to exceed $3,000,000 in the aggregate at any time outstanding, less the amount of any loans and advances to employees outstanding pursuant to Section 5.4(f);

(d) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to subsection 5.2(b);

(e) Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(f) Investments existing (or committed to be made pursuant to a binding commitment) on the Closing Date and set forth on Schedule 5.4;

(g) Investments comprised of Contingent Obligations permitted by Section 5.9;

(h) Permitted Acquisitions;

(i) the maintenance of deposit accounts and securities accounts in the Ordinary Course of Business so long as the applicable provisions of Section 4.11, to the extent applicable, have been complied with respect to such deposit accounts and securities accounts;

(j) Investments constituting (i) accounts receivable arising, (ii) trade debt granted or (iii) deposits made in connection with the purchase price of goods or services, in each case, in the Ordinary Course of Business;

(k) Investments by way of contributions to capital or purchases of Stock by any Credit Party in any of its Subsidiaries that are Credit Parties;

(l) Investments in an amount at any time outstanding not greater than the Available Amount (x) in joint ventures, (y) consisting of loans or other financing to Franchisees, or (z) in any subsidiary franchise financing vehicle;

(m) (i) Initial Investments in Project Pie in an amount not to exceed $4,500,000 and (ii) additional Investments in Project Pie in an amount not to exceed $5,000,000 in the aggregate so long as, in the case of this clause (ii) no Default or Event of Default has occurred and is continuing or would result therefrom;

(n) Investments (i) relating to notes payable in connection with the disposition of the stores in Wichita, Kansas specified on Schedule 5.2 and (ii) consisting of notes payable in connection with the disposition of stores specified in Section 5.2(f) in an amount not to exceed $1,000,000 in the aggregate; and

(o) other Investments not to exceed an amount in the aggregate at any time outstanding equal to $3,000,000 less the amount of any Indebtedness outstanding pursuant to Section 5.5(p).

5.5 Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness consisting of Contingent Obligations described in clause (i) of the definition thereof and permitted pursuant to Section 5.9;

(c) Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d) Indebtedness not to exceed $3,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof;

(e) unsecured intercompany Indebtedness permitted pursuant to subsections 5.4(b) or 5.4(m);

(f) Reserved;

(g) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(h) Indebtedness in respect of overdraft protections and otherwise in connection with deposit accounts to the extent incurred in the Ordinary Course of Business, and Indebtedness in respect to netting services to the extent incurred in the Ordinary Course of Business and amounts are available to be netted; provided, that such Indebtedness and obligations shall not remain outstanding for not more than ten (10) Business Days;

(i) to the extent constituting Indebtedness, indemnification, adjustment or purchase price or similar obligations of a Credit Party (or any Subsidiary thereof) arising from agreements providing for the sale or other disposition of any assets of a Credit Party (or any Subsidiary thereof) in an amount not to exceed $3,000,000 in the aggregate at any time outstanding;

(j) Indebtedness representing deferred compensation to employees of the Borrower or any of its Subsidiaries incurred in the Ordinary Course of Business in an aggregate amount not to exceed $500,000 at any time outstanding;

(k) to the extent constituting Indebtedness, obligations in respect of Rate Contracts permitted under Section 5.9 hereof;

(l) (i) Indebtedness of a Target existing at the time the Target becomes a Subsidiary of the Borrower (or is merged into or consolidated with a Credit Party other than Holdings) pursuant to a Permitted Acquisition or Indebtedness assumed by the Borrower or its Subsidiaries in respect of assets acquired by such Person pursuant to a Permitted Acquisition, but only to the extent that such Indebtedness (A) was not incurred in connection with, as a result of, or in contemplation of, such Permitted Acquisition, (B) is secured, if at all, solely by assets of the Target so acquired and not by any assets of any Credit Party and (C) is not guaranteed by any Credit Party, and (ii) to the extent constituting Indebtedness, indemnification, adjustment or purchase price or similar obligations of a Credit Party (or any Subsidiary thereof) in connection with Permitted Acquisitions or other Investments permitted hereunder; provided, that the aggregate outstanding amount of any Indebtedness incurred pursuant to this clause (l) may not exceed $3,000,000 less the combined amounts utilized under clauses (m) and (n) of this Section 5.5;

(m) unsecured Indebtedness owing to current and former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase of Stock that has been issued to such Persons, so long as the aggregate principal amount of all such Indebtedness does not exceed an aggregate principal amount at any time outstanding equal to $3,000,000 less the combined amounts utilized under clauses (l) and (n) of this Section 5.5;

(n) unsecured Indebtedness owing to sellers of assets or Stock to any of the Credit Parties and their Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions or other Investments permitted hereunder, so long as the aggregate principal amount of all such Indebtedness does not exceed an aggregate principal amount at any time outstanding equal to (x) $3,000,000 in connection with the Miller Acquisition (the “Miller Note”), (y) $1,000,000 in connection with the Battleground Acquisition and (z) $3,000,000 in respect of all other Permitted Acquisitions or other Investments permitted hereunder, less the combined amounts utilized under clauses (l) and (m) of this Section 5.5, provided that, for purposes of clause (z), (1) no payments (whether mandatory or optional) of principal are paid or payable in cash prior to the later of the maturity date of the Term Loans or the Revolving Termination Date, (2) any interest payments payable in cash shall not exceed 10% per annum, (3) the maturity date of such Indebtedness shall be no earlier than six (6) months after the later of the maturity date of the Term Loans or the Revolving Termination Date and (4) such Indebtedness shall constitute Subordinated Indebtedness;

(o) Indebtedness incurred in order to finance the payment of insurance premiums in the Ordinary Course of Business; and

(p) other Indebtedness (provided, that any Indebtedness for borrowed money incurred in reliance on this clause (p) shall be unsecured, except to the extent any such Indebtedness for borrowed money is secured solely by cash collateral and/or Liens on the assets of Foreign Subsidiaries) not exceeding in the aggregate principal amount at any time outstanding $3,000,000 less the amount of any outstanding Investment made under Section 5.4(n).

5.6 Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

(a) as expressly permitted by this Agreement;

(b) transactions of the type described on Schedule 5.6;

(c) transactions between or among (i) Credit Parties (other than Holdings), (ii) First Tier Foreign Subsidiaries, (iii) non-First Tier Foreign Subsidiaries or (iv) Immaterial Subsidiaries; provided, transactions pursuant to clauses (ii) through (iv) shall not permit the disposition or investment of any cash or other assets from a Credit Party to any such Subsidiary unless such disposition or investment is otherwise permitted by the terms of this Agreement; or

(d) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; provided, further, that in no event shall a Credit Party or any Subsidiary of a Credit Party perform or provide any management, consulting, administrative or similar services to or for any Person other than another Credit Party, a Subsidiary of a Credit Party or a customer who is not an Affiliate in the Ordinary Course of Business, other than those relating to Project Pie in the Ordinary Course of Business.

5.7 Management Fees and Compensation. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except:

(a) payment of (i) reasonable compensation to officers and employees of the Credit Parties and their Subsidiaries (or any direct or indirect parent thereof) for actual services rendered to the Credit Parties and their Subsidiaries (or, to the extent such compensation is paid with respect to actual services rendered by such Person to or with respect to the Credit Parties and their Subsidiaries, any direct or indirect parent thereof) in the Ordinary Course of Business, (ii) reasonable benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements to officers, directors, managers and employees of the Credit Parties and their Subsidiaries (or, to the extent such benefits or arrangements are paid in consideration for actual services rendered by such Person to or with respect to the Credit Parties and their Subsidiaries, any direct or indirect parent thereof) in the Ordinary Course of Business and (iii) bonuses, separation and severance amounts to officers and employees of the Credit Parties and their Subsidiaries (or, to the extent such amounts are paid with respect to actual services rendered by such Person to or with respect to the Credit Parties and their Subsidiaries, any direct or indirect parent thereof) in the Ordinary Course of Business;

(b) payment of reasonable directors’ or managers’ fees and reimbursement of actual out-of-pocket costs and expenses incurred in connection with attending board of director or manager meetings in the Ordinary Course of Business; and

(c) payment of (x) management fees to Sponsor or its Affiliates pursuant to the Management Agreement not to exceed $500,000 per annum, either not less frequently than in equal quarterly installments when paid in advance or otherwise paid in arrears; provided, however, that the fees described in this clause (x) shall not be paid during any period while an Event of Default arising under Sections 7.1(a), (f) or (g) has occurred and is continuing or would arise as a result of such payment; provided, further any fees not paid due to the existence of such an Event of Default shall be deferred and may be paid when no such Event of Default exists or would arise as a result of such payment, (y) transaction fees to Sponsor or its Affiliates pursuant to Section 2(c) or Section 2(d) of the Management Agreement with respect to either the refinancing of all or substantially all of the Indebtedness under the Loan Documents or a Disposition of all or substantially all of the Property or Stock or Stock Equivalents of Holdings or any of its Subsidiaries, not to exceed one percent (1.00%) of such refinancing Indebtedness or purchase price (as applicable), and (z) transaction fees in an aggregate amount not to exceed $1,500,000 to Sponsor or its Affiliates pursuant to Section 2(d) of the Management Agreement with respect to the consummation of an IPO; provided, however, that the fees described in clauses (y) and (z) shall not be paid during any period while an Event of Default has occurred and is continuing or would arise as a result of such payment; provided, further any fees not paid due to the existence of such an Event of Default shall be deferred and may be paid when no such Event of Default exists or would arise as a result of such payment;

(d) making of Restricted Payments to Holdings, Parent or any direct or indirect parent thereof to the extent expressly permitted under Section 5.11(f), (g), (h) and (i) of this Agreement;

(e) reimbursement of reasonable out-of-pocket costs and expenses to Sponsor required to be paid pursuant to the Management Agreement; and

(f) payments of fees and expenses to Sponsor or its Affiliates on the Closing Date in connection with this Agreement and the Transactions as set forth on the funds flow memorandum delivered by the Borrower to Agent prior to the Closing Date

5.8 Use of Proceeds. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock.

5.9 Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations in respect of Indebtedness except in respect of the Obligations and except:

(a) endorsements for collection or deposit in the Ordinary Course of Business;

(b) Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation and Bank Product Obligations entered into in the Ordinary Course of Business;

(c) Contingent Obligations of the Credit Parties and their Subsidiaries existing (or committed to be made pursuant to a binding commitment) as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with dispositions permitted under subsection 5.2 (b);

(f) Contingent Obligations arising under letters of credit issued for the account of the Borrower or any of its Subsidiaries otherwise permitted hereunder;

(g) Contingent Obligations arising under guarantees made in the Ordinary Course of Business of obligations of any Credit Party (other than Holdings), which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent;

(h) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeals bonds, leases, performance bonds and other similar obligations;

(i) Contingent Obligations arising under the Loan Documents;

(j) Contingent Obligations of (i) a Credit Party with respect to the obligations of another Credit Party (other than Holdings) otherwise permitted hereunder, (ii) a First Tier Foreign Subsidiary with respect to the obligations of another First Tier Foreign Subsidiary otherwise permitted hereunder, (iii) a non-First Tier Foreign Subsidiary with respect to the obligations of another non-First Tier Foreign Subsidiary or a First Tier Foreign Subsidiary otherwise permitted hereunder, (iv) an Immaterial Subsidiary with respect to the obligations of another Immaterial Subsidiary otherwise permitted hereunder, (v) a Foreign Subsidiary with respect to the obligations of a Credit Party and (vi) a Credit Party with respect to the obligations of a Foreign Subsidiary otherwise permitted hereunder; provided, that the aggregate amount of such Contingent Obligations under this clause (vi) shall not exceed the Available Amount at any time outstanding;

(k) Contingent Obligations arising under guarantees of the real estate leases relating to Project Pie in an amount not to exceed $3,500,000 in the aggregate at any time outstanding; and

(l) other Contingent Obligations not exceeding $2,000,000 in the aggregate at any time outstanding.

5.10 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect.

5.11 Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Subsidiary of the Borrower may declare and pay dividends to the Borrower or ratably to its direct equity holders and except that:

(a) Holdings may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents;

(b) the Borrower may declare and make dividend payments or other distributions to Holdings, Parent or any direct or indirect parent thereof which are used to redeem from officers, directors, managers and employees Stock and Stock Equivalents provided, that all of the following conditions are satisfied:

(i) no Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) the aggregate Restricted Payments under this clause (b) permitted during the term of this Agreement shall not exceed $5,000,000; provided, the foregoing limits shall not apply to the extent of any redemption or repurchase funded with the proceeds of any “key-man” life insurance policies of any Credit Party; and

(iii) after giving effect to such Restricted Payment, Availability plus (x) unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries and (y) cash and Cash Equivalents of Holdings and its Subsidiaries held in deposit accounts or securities accounts subject to a Control Agreement in favor of Agent for the benefit of Agent and the Lenders is not less than $2,500,000;

(c) Intentionally Omitted;

(d) the Credit Parties and their Subsidiaries may make any payments of the type described in clause (iii) of the definition of “Restricted Payments” in respect of any Subordinated Indebtedness to the extent permitted by the subordination provisions applicable thereto;

(e) Borrower may make distributions (“Tax Distributions”) to Holdings (and Holdings may make distributions to any direct or indirect parent of Holdings that is the common parent of its consolidated, combined or unitary tax group that includes Holdings and Borrower) to permit Holdings (or such parent) to pay any taxes that are due and payable by Holdings (or such parent) that are attributable to the conduct, business or activities of Borrower or any of its Subsidiaries; provided, however, that such dividends are made no more than three (3) Business Days before such tax payments are made to the applicable Governmental Authority and neither Borrower nor Holdings shall be permitted to make Tax Distributions in excess of the amount that would be payable by Holdings if Holdings and its Subsidiaries were to file as a consolidated, combined or unitary group of which Holdings was the common parent;

(f) (i) to the extent actually used by Holdings, Parent or any direct or indirect parent thereof to pay such taxes, costs and expenses, payments by the Borrower to or on behalf of Holdings, Parent or any direct or indirect parent thereof in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdings, Parent or any direct or indirect parent thereof, (ii) payments by the Borrower to or on behalf of Holdings, Parent or any direct or indirect parent thereof in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the Ordinary Course of Business of Holdings, Parent or any direct or indirect parent thereof, in the case of this clause (ii) in an aggregate amount not to exceed $500,000 in any Fiscal Year, (iii) after the consummation of an IPO, payments by the Borrower to or on behalf of Holdings, Parent or any direct or indirect party thereof to pay costs and expenses associated with the compliance by Parent or any direct or indirect parent of Parent with the requirements or regulations of a public company, including, without limitation, Sarbanes-Oxley, and (iv) payments by the Borrower to or on behalf of Holdings, Parent or any direct or indirect parent thereof in an amount sufficient to pay indemnification and reimbursement obligations to their directors, managers and officers to extent providing services to or on behalf of the Credit Parties and compensation to their directors and managers to extent providing services to or on behalf of the Credit Parties, in each case under this clause (iv), in the Ordinary Course of Business that are otherwise permitted to be paid hereunder; provided, however, that no such amounts otherwise permitted to be paid by the Borrower to or on behalf of Parent under this subsection 5.11(f) shall be permitted in the event that Parent shall have conducted any business activities or acquired any Property after the Closing Date, except for amounts attributable to or on behalf of Holdings, the Borrower and its Subsidiaries, activities related to an IPO and activities incidental to its status as a holding company;

(g) Borrower may make distributions to Holdings, and Holdings may make distributions to any direct or indirect parent of Holdings to pay for costs and expenses related to an IPO (whether or not such IPO was in fact consummated); provided all of the following conditions are satisfied;

(i) no Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) the aggregate Restricted Payments under this clause (g) shall not exceed $5,000,000 during the term of this Agreement; and

(iii) after giving effect to such Restricted Payment, Availability plus (x) unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries and (y) cash and Cash Equivalents of Holdings and its Subsidiaries held in deposit accounts or securities accounts subject to a Control Agreement in favor of Agent for the benefit of Agent or the Lenders of the Credit Parties is not less than $2,500,000;

(h) the Borrower may declare and make dividend payments or other distributions to Holdings, and Holdings may declare and make dividend payments or other distributions to Parent, provided all of the following conditions are satisfied;

(i) no Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) the aggregate Restricted Payments made under this clause (h) shall not exceed $500,000 per annum or $2,000,000 during the term of this Agreement; and

(iii) after giving effect to such Restricted Payment, Availability plus (x) unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries and (y) cash and Cash Equivalents of Holdings and its Subsidiaries held in deposit accounts or securities accounts subject to a Control Agreement in favor of Agent for the benefit of Agent or the Lenders of the Credit Parties is not less than $2,500,000;

(i) Holdings and the Borrower may make the Closing Date Dividend on the Closing Date in accordance with the flow of funds memorandum delivered to Agent on the Closing Date; and

(j) Holdings and the Borrower may make any Restricted Payments to the extent used to make any payment permitted by Sections 5.7(a), (b), (c) and (e).

5.12 Change in Business. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in (x) any line of business substantially different from those lines of business carried on by it on the Closing Date, or (y) the sale of Franchises (including development agreements) or the operation of restaurant locations for any restaurant concept other than the Papa Murphy’s Permitted Concept and, to the extent acquired pursuant to a Permitted Acquisition and the gross revenues therefrom do not exceed ten percent (10%) of the gross revenues of the system-wide sales of Holdings and its Subsidiaries at the time of the acquisition, an Additional Permitted Concept. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, if the Leverage Ratio is equal to or greater than 5.75 (at the time of such new store opening or acquisition and as evidenced by a certificate in form reasonably satisfactory to Agent), allow the aggregate number of Papa Murphy’s locations owned and operated by the Credit Parties and their Subsidiaries to exceed fifteen percent (15%) of the total Papa Murphy’s locations (in each case by location number; provided, however, that no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the Leverage Ratio or franchise store closures which were not contemplated at the time of such store opening or acquisition). Holdings shall not engage in any business activities or own any Property other than (i) ownership of the Stock and Stock Equivalents of the Borrower, (ii) activities and contractual rights incidental to maintenance of its corporate existence, (iii) performance of its obligations under the Loan Documents and Management Agreement to which it is a party, and (iv) other actions expressly permitted by the Loan Documents.

5.13 Change in Structure. Except as expressly permitted under Section 5.3, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, amend any of its Organization Documents in any respect materially adverse to Agent or Lenders.

5.14 Changes in Accounting, Name and Jurisdiction of Organization. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Periods or Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of (x) clause (i), without the prior written consent of Agent, and (y) clauses (iii) and (iv), without at least five days prior written notice to Agent (or such lesser period of notice as Agent, in its sole discretion, from time to time may agree in writing) and satisfaction of all conditions set forth herein and in the Collateral Documents to maintain perfection of the security interests granted therein.

5.15 Amendments to the Management Agreement and Subordinated Indebtedness.

(a) No Credit Party shall and no Credit Party shall permit any of its Subsidiaries, to (i) amend, supplement, waive or otherwise modify any provision of the Management Agreement in a manner materially adverse to Agent or Lenders or which would reasonably be expected to have a Material Adverse Effect, or (ii) take or fail to take any action under the Management Agreement that would reasonably be expected to have a Material Adverse Effect.

(b) No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any Subordinated Indebtedness if the effect of such change or amendment is to: (A) increase the interest rate on such Indebtedness; (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to the Credit Parties any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (D) change in a manner adverse to the Credit Parties the prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof; or (F) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Credit Parties, Agent or Lenders.

5.16 No Negative Pledges. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Borrower, any Subsidiary of the Borrower or, other than the Loan Documents, to Holdings. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h) and 5.1(i) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens.

5.17 OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 3.27 and Section 3.28.

5.18 Sale-Leasebacks. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

ARTICLE VI

FINANCIAL COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

6.1 Capital Expenditures. The Credit Parties and their Subsidiaries shall not make Capital Expenditures for any Fiscal Year (or shorter period) set forth below in excess of the amount set forth in the table below (the “Capital Expenditure Limitation”) with respect to such Fiscal Year (or shorter period):

Fiscal Year Ending	Capital Expenditure Limitation
December 30, 2013	$5,883,000
December 29, 2014	$4,559,000
December 28, 2015	$4,742,000
January 2, 2017	$4,976,000
January 1, 2018	$5,086,000

provided, however, in the event the Credit Parties and their Subsidiaries do not expend the entire Capital Expenditure Limitation in any Fiscal Year, the Credit Parties and their Subsidiaries may carry forward to the immediately succeeding Fiscal Year 75% of the unutilized portion. All Capital Expenditures shall first be applied to reduce the applicable Capital Expenditure Limitation and then to reduce the carry-forward from the previous Fiscal Year, if any. “Capital Expenditures” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.2 Leverage Ratio. The Credit Parties shall not permit the Leverage Ratio for the period of twelve (12) consecutive Fiscal Periods ending as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Date	Maximum Leverage Ratio
December 30, 2013	8.68

March 31, 2014	8.68
June 30, 2014	8.65
September 29, 2014	8.62
December 29, 2014	8.16

March 30, 2015	8.00
June 29, 2015	7.88
September 28, 2015	7.78
December 28, 2015	7.42

March 28, 2016	7.19
June 27, 2016	7.00
September 26, 2016	6.82
January 2, 2017	6.40

April 3, 2017	6.24
July 3, 2017	6.10
October 2, 2017	5.96
January 1, 2018	5.57

April 2, 2018	5.40
July 2, 2018	5.25
October 1, 2018	5.13

“Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.3 Interest Coverage Ratio. The Credit Parties shall not permit the Interest Coverage Ratio for the period of twelve (12) consecutive Fiscal Periods ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Interest Coverage Ratio
December 30, 2013	1.41

March 31, 2014	1.41
June 30, 2014	1.47
September 29, 2014	1.49
December 29, 2014	1.51

March 30, 2015	1.52
June 29, 2015	1.57
September 28, 2015	1.60
December 28, 2015	1.65

March 28, 2016	1.70
June 27, 2016	1.76
September 26, 2016	1.81
January 2, 2017	1.86

April 3, 2017	1.87
July 3, 2017	1.89
October 2, 2017	1.92
January 1, 2018	2.03

April 2, 2018	2.15
July 2, 2018	2.28
October 1, 2018	2.42

“Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.4 Equity Cure. In the event the Credit Parties fail to comply with the financial covenants set forth in Sections 6.2 or 6.3 as of the last day of any Fiscal Quarter, any cash equity contribution to the Borrower (funded with proceeds of common equity, Qualified Preferred Equity or other equity having terms reasonably acceptable to Agent made or issued by Holdings) during or after the last day of such Fiscal Quarter and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for that Fiscal Quarter will, at the irrevocable election of the Borrower (which, in the case of contributions made during the applicable Fiscal Quarter, shall be made prior to the end of such Fiscal Quarter), be included in the calculation of EBITDA solely for the purposes of determining compliance with such covenants at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (a) in each consecutive four Fiscal Quarter period there will be at least two Fiscal Quarters in which no Specified Equity Contribution is made (or, with respect to Specified Equity Contributions made thereafter, deemed made), (b) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Credit Parties to be in compliance with such covenants, (c) all Specified Equity Contributions will be disregarded for purposes of the calculation of EBITDA for all other purposes, including calculating basket levels, pricing and other items governed by reference to EBITDA, (d) there shall be no more than four Specified Equity Contributions made in the aggregate after the Closing Date, (e) one hundred percent (100%) of the proceeds received by the Borrower from all Specified Equity Contributions shall be promptly used by the Borrower to prepay the Term Loan pro rata to all Term Lenders, (f) any Loans prepaid with the proceeds of Specified Equity Contributions shall be deemed outstanding for purposes of determining compliance with Sections 6.2 and 6.3 for the current Fiscal Quarter and the next three (3) Fiscal Quarters thereafter and (g) the aggregate amount of all Specified Equity Contributions shall not exceed $4,000,000. If with respect to any Fiscal Quarter the Borrower has notified Agent that a Specified Equity Contribution will be made as permitted pursuant to this Section 6.4 to cure a breach under Section 6.2 or Section 6.3 as at the end of such Fiscal Quarter, neither Agent nor any Lender shall have any right to declare all or any portion of any one or more of the Commitments of any Lender to make Loans or of the L/C Issuer to Issue Letters of Credit to be suspended or terminated, declare all or any portion of the unpaid principal amount of any outstanding Loans, interest accrued and unpaid thereon, and all amounts owing or payable hereunder or under any other Loan Document to be due and payable and/or exercise any other rights and remedies available under the Loan Documents or applicable law (including, without limitation, any right to foreclose on or take possession of Collateral) solely on the basis of an Event of Default having occurred and being continuing under Section 7.1 due to failure by the Credit Parties to comply with any financial covenant set forth in Article VI unless and until the time for making such Specified Equity Contribution for such Fiscal Quarter has passed and the breach of Section 6.2 or Section 6.3 as at the end of such Fiscal Quarter has not been cured as provided in this Section.

ARTICLE VII

EVENTS OF DEFAULT

7.1 Event of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three (3) Business Days after the same shall become due, interest on any Loan, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

(b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made; or

(c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of:

(i) subsections 4.3(a) or Sections 4.10 or Articles V or VI hereof;

(ii) Section 4.6 (with regard to a failure by the Credit Parties to maintain the insurance coverage described therein), Section 4.9 (with regard to a failure by the Credit Parties to provide the access, field examination, audit or inspection rights described therein) and, solely with respect to this clause (ii), such failure shall not have been cured within five (5) Business Days; or

(iii) subsections 4.1(a), 4.1(b), 4.2(a) or 4.2(b) and, solely with respect to this clause (iii), such failure shall not have been cured within twenty (20) days; or

(d) Other Defaults. Any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days from the date upon which written notice thereof is given to the Borrower by Agent or the Required Lenders; or

(e) Cross-Default. Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation in respect of Indebtedness (other than (x) Contingent Obligations in respect of the Obligations, (y) Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or (z) earnouts permitted hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (other than the Obligations) or any such Contingent Obligation (other than (x) Contingent Obligations in respect of the Obligations, (y) Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or (z) earnouts permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f) Voluntary Proceedings. Any Credit Party or any Subsidiary of any Credit Party (other than an Immaterial Subsidiary): (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party (other than an Immaterial Subsidiary), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person’s Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or any Subsidiary of any Credit Party (other than an Immaterial Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party (other than an Immaterial Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries (other than an Immaterial Subsidiary with respect to which no other Credit Party or Subsidiary is or may be liable) involving in the aggregate a liability of $2,500,000 or more (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) consecutive days after the entry thereof; or

(i) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j) Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of Agent to take an action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens; or

(k) Ownership. (i) Prior to the consummation of an IPO, the Permitted Holders collectively at any time cease to own beneficially, directly or indirectly, voting Stock of Holdings representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of Holdings; (ii) after the consummation of an IPO, (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty five percent (35%) of the then outstanding voting stock of Holdings, and (y) the percentage of the then outstanding voting stock of Holdings collectively owned, directly or indirectly, beneficially by the Permitted Holders, or (B) during any period of twelve (12) consecutive months, the board of directors or other governing body of Holdings shall not consist of a majority of the Continuing Directors; or (iii) Holdings ceases to own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of the Borrower free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Secured Parties; or

(l) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions.

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default:

(a) Agent may, and shall at the written request of the Required Lenders, declare all or any portion of any one or more of the Commitments of each Lender to make Loans or of the L/C Issuer to issue Letters of Credit to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;

(b) Agent shall at the written request of the Required Lenders declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, in which case, the Revolving Loan Commitment of each Lender shall immediately terminate without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c) Agent shall at the written request of the Required Lenders exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsections 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuers to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or the L/C Issuer.

7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4 Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing, this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, Agent may, and upon request of Required Revolving Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Borrower shall thereupon deliver to Agent, to be held for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, an amount of cash equal to one hundred five percent (105%) of the amount of Letter of Credit Obligations as additional collateral security for Obligations in respect of any outstanding Letter of Credit. Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations in respect of any Letters of Credit. Pending such application, Agent may (but shall not be obligated to) invest the same in an interest bearing account in Agent’s name, for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, under which deposits are available for immediate withdrawal, at such bank or financial institution as the L/C Issuer and Agent may, in their discretion, select.

ARTICLE VIII

AGENT

8.1 Appointment and Duties.

(a) Appointment of Agent. Each Lender and each L/C Issuer hereby appoints Golub (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2 Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent, the Required Lenders or the Required Revolving Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders or the Required Revolving Lenders (or, where so required, such greater proportion) in accordance with provisions of the Loan Documents and (iii) the exercise by Agent or the Required Lenders or the Required Revolving Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein for such parties, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3 Use of Discretion.

(a) No Action without Instructions. Agent shall not be required to exercise any discretion or take, or omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, Agent shall not be required to take, or omit to take, any action (i) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (ii) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

(c) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11, (iv)

any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law, (v) any party to a Secured Rate Contract from exercising any of its rights thereunder which are independent of its rights under the Loan Documents or (vi) any party to a Bank Product Agreement from exercising any of its rights thereunder which are independent of its rights under the Loan Documents; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 7.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.4 Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5 Reliance and Liability.

(a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or the Required Revolving Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii) shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each L/C Issuer hereby waives and agrees not to assert any right, claim or cause of action it might have against Agent based thereon.

8.6 Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lenders”, “Required Revolving Lenders” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender or as one of the Required Lenders or Required Revolving Lenders, respectively.

8.7 Lender Credit Decision.

(a) Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan

Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b) If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8 Expenses; Indemnities; Withholding.

(a) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, the Management Agreement or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

8.9 Resignation of Agent or L/C Issuer.

(a) Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 8.9. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, after thirty (30) days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld or delayed but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the retiring Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such retiring Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c) Any L/C Issuer may resign at any time by delivering notice of such resignation to Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective. Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

8.10 Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Subsidiary of Holdings from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 4.13; and

(b) any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 4.13 after giving effect to such transaction have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or (i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral, in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit) in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance reasonably acceptable to Agent.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guarantees and Liens when and as directed in this Section 8.10.

8.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to Agent) this Article VIII, Section 9.3, Section 9.9, Section 9.10, Section 9.11, Section 9.17, Section 9.24 and Section 10.1 (and, solely with respect to L/C Issuers, subsection 1.1(c)) and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party and for such purposes the obligations of such Secured Party hereunder shall not exceed its pro rata share or similar concept in respect of all Obligations secured by such Collateral, (b) each of Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE IX

MISCELLANEOUS

9.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrower and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent, the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrower, do any of the following:

(i) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.9 (other than scheduled installments under subsection 1.9(a)) may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii) reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest margin shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv) amend or modify subsections 1.8(d) or 1.10(c);

(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(vi) amend this Section 9.1 (other than subsection 9.1(c)) or, subject to the terms of this Agreement, the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vii) discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v), (vi) and (vii).

(b) No amendment, waiver or consent shall, unless in writing and signed by Agent or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent or the L/C Issuer, as applicable, under this Agreement or any other Loan Document. No amendment, modification or waiver of this Agreement or any Loan Document altering the treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider. No amendment, modification or waiver of this Agreement or any Loan Document altering the treatment of Bank Product Obligations resulting in Bank Product Obligations owing to any Bank Product Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Bank Product Provider, shall be effective without the written consent of such Bank Product Provider.

(c) No amendment or waiver shall, unless signed by Agent and Required Revolving Lenders (or by Agent with the consent of Required Revolving Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 2.2; or (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 2.2. No amendment shall: (x) amend or waive this subsection 9.1(c) or the definitions of the terms used in this subsection 9.1(c) insofar as the definitions affect the substance of this subsection 9.1(c); (y) change the definition of the term Required Revolving Lenders; or (z) change the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder, in each case, unless such amendment or waiver shall have been signed by all Revolving Lenders (or by Agent with the consent of all Revolving Lenders).

(d) This Agreement may be amended with the written consent of Agent, the Borrower and the Required Lenders to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Loans and the accrued interest and fees in respect thereof and (ii) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e) Notwithstanding anything to the contrary contained in this Section 9.1, (i) the Borrower may amend Schedules 3.19 and 3.21 upon notice to Agent, (ii) Agent may amend Schedule 1.1(b) to reflect Sales entered into pursuant to Section 9.9, and (iii) Agent and the Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, and (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Credit Parties.

9.2 Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the addressee set forth on the applicable signature page hereto, (ii) posted to any E-System approved by or set up by or at the direction of Agent or (iii) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and Agent, and in each case, with a copy sent via email to loan_admin@golubcapital.com and portfoliomanager@golubcapital.com,. Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to the Borrower, and (z) if receipt of such transmission is acknowledged by Agent.

(b) Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail registered or certified, return receipt requested, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c) Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3 Electronic Transmissions.

(a) Authorization. Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each other Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or the Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse upon demand (a) Agent for all reasonable and documented out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (b) Agent for all reasonable and documented costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations, to the extent permitted hereunder (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners) and (c) each of Agent, its Related Persons, the Lenders and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or Insolvency Proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs of one (1) law firm plus one (1) local counsel in each applicable jurisdiction on behalf of Agent, its Related Persons, the Lenders and L/C Issuer, taken as a whole in connection with any of the matters except to the extent of an actual or perceived conflict of interest, in which case, one counsel plus one local counsel in each applicable jurisdiction shall be permitted for each class of similarly situated individuals.

9.6 Indemnity.

(a) Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation, but excluding taxes) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, the Management Agreement, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of the Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person. For the avoidance of doubt, nothing in this subsection 9.6(a) is intended to be duplicative, or to limit the application, of Section 10.1.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by or asserted against any Indemnitee, including those arising from, or otherwise involving, any property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9 Assignments and Participations; Binding Effect.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower, the other Credit Parties hereto (in each case except for Article VIII, other than Section 8.9), Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9), none of Holdings, the Borrower, any other Credit Party, any L/C Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender), or (iii) subject to compliance in all respects with subsection 9.9(g), an Affiliated Lenders, or (iv) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, as long as no Event of Default is continuing, the Borrower (provided, that the Borrower’s consent shall in all cases be required (and may be withheld in the Borrower’s discretion notwithstanding the foregoing) with respect to a Sale to any Disqualified Lender), and, in the case of any Sale of a Revolving Loan, Letter of Credit or Revolving Loan Commitment, Agent and each L/C Issuer that is a Lender (which acceptances of L/C Issuer and the Borrower shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after notice of a proposed Sale is delivered to the Borrower); provided, however, that (w) such Sales do not have to be ratable between the Revolving Loan and the Term Loans or between each Term Loan but must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans or a

Term Loan, (x) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower (to the extent Borrower’s consent is otherwise required) and Agent, (y) interest accrued prior to and through the date of any such Sale may not be assigned, and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in subsection 1.11(e)(v). Notwithstanding the foregoing, no Sale may be made to a Credit Party, an Affiliate of a Credit Party other than an Affiliated Lender in accordance with subsection 9.9(g), a holder of Subordinated Indebtedness or an Affiliate of such a holder (other than an Affiliate Lender in accordance with Section 9.9(g)). Agent’s refusal to accept a Sale to a Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500, unless waived or reduced by Agent; provided that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 (unless waived or reduced by Agent) shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Effectiveness. Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent (which underlying indebtedness to Borrower or their direct and indirect interests may be privately rated by one or more of the nationally recognized rating agencies); provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs. In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to (other than with respect to any such participation to an Affiliated Lender Participant, which participation shall be permitted only to the extent that a written notice with respect thereto shall have been provided to Agent at least three (3) Business Days prior to such participation) or consent from Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but only to the extent the Borrower is notified of the participation sold to such participant or SPV and such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1(a); provided that each Affiliated Lender Participant shall be deemed to grant or withhold consent under its participation with respect to any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights under or in respect of the Loan Documents in the same manner in which an Affiliated Lender is deemed to vote in accordance with subsection 9.9(g)(iii) (and each participation agreement with respect to a participation to an Affiliated Lender Participant must provide for such deemed consent or withholding of consent). Each Lender that grants an option to a SPV or sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each SPV and participant and the principal amounts (and stated interest) of each SPV and participant’s interest in the Loans or other obligations under the Loan Documents (the “SPV/Participant Register”). The entries in the SPV/Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the SPV/Participant Register as the owner of such portion of the Loan or participation for all purposes of this Agreement notwithstanding any notice to the contrary. No party hereto shall institute (and the Borrower and Holdings shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one (1) year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

(g) Affiliated Lenders.

(i) In addition to the other rights provided in this Section 9.9, each Lender may assign all or a portion of any one or more of its Term Loans (or grant a participation in the Term Loan) to any Person who, after giving effect to such assignment or participation, would be an Affiliated Lender or an Affiliated Lender Participant, as applicable (without the consent of any Person but subject to acknowledgment by Agent (which acknowledgment shall be provided promptly after request therefor)); provided that:

(A) except as previously disclosed in writing to Agent, such Affiliated Lender represents and warrants as of the date of any assignment to such Affiliated Lender pursuant to this Section 9.9, that such Affiliated Lender has no MNPI that both (1) has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive MNPI with respect to any Credit Party or any of their respective securities) prior to such date and (2) could reasonably be expected to have a material effect upon a Lender’s decision to assign Term Loans to such Affiliated Lender;

(B) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to Agent an assignment agreement substantially in the form of Exhibit 9.9(g)(i)(B) hereto (an “Affiliated Lender Assignment and Assumption”), which among other things shall provide for a power of attorney in favor of Agent to vote the claims in respect of Term Loans held by such Affiliated Lender in an Insolvency Proceeding as provided in clause (iv) of this subsection 9.9(g);

(C) for the avoidance of doubt Lenders shall not be permitted to assign any Revolving Loan Commitments or Revolving Loans (or grant any participation therein) to an Affiliated Lender or Affiliated Lender Participant, as applicable and any purported assignment of or participation in any Revolving Loan Commitments or Revolving Loans to an Affiliated Lender or Affiliated Lender Participant shall be null and void; and

(D) at the time of such assignment (or any participation under subsection 9.9(f)) and after giving affect to such assignment (or participation), (1) the aggregate principal amount of all Term Loans held by all Affiliated Lenders (or in which Affiliated Lender Participants have a participation) shall not exceed twenty percent (20%) of all Term Loans outstanding under this Agreement, and (2) there shall be no more than two (2) Affiliated Lenders and Affiliated Lender Participants in the aggregate.

(ii) Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among Agent or any Lender to which representatives of the Credit Parties are not invited or (B) receive any information or material prepared by Agent or any Lender or any communication by or among Agent and/or one or more Lenders (and their respective auditors, advisors and attorneys), except to the extent such information or materials have been made available to any Credit Party or any representative of any Credit Party.

(iii) Notwithstanding anything in Section 9.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Credit Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, Affiliated Lenders shall not be permitted to vote on such matters submitted to Lenders for consideration and their Term Loan shall be disregarded in determining the aggregate unpaid principal balance of the Term Loan then outstanding held by other Lenders; provided that, without the consent of an Affiliated Lender, no such amendment, modification, waiver consent or other action shall (1) increase any Commitment of such Affiliated Lender, (2) extend the due date for any scheduled installment of principal of any Term Loan held by such Affiliated Lender, (3) extend the due date for interest under the Loan Documents owed to such Affiliated Lender, (4) reduce any amount owing to such Affiliated Lender under any Loan Document, or (5) result in a disproportionate and adverse effect on an Affiliated Lender, in relation to all non-Affiliated Lenders’ Term Loans.

(iv) Each Affiliated Lender, solely in its capacity as a holder of any Term Loans, hereby agrees, and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if any Credit Party shall be subject to any Insolvency Proceeding, with respect to any matter requiring the vote of holders of any Term Loans during the pendency of any such Insolvency Proceeding (including voting on any plan of reorganization pursuant to 11 U.S.C. §1126), Term Loans held by such Affiliated Lender (and any claim with respect thereto) shall be deemed assigned for all purposes to Agent, which shall cast such vote in the same proportion, for or against, as votes were case on each matter by Lenders that are not Affiliated Lenders, except with respect to matters that result in a disproportionate and adverse effect on an Affiliated Lender, in relation to all non-Affiliated Lenders’ Term Loans (in which case the express consent of the Affiliated Lender shall be required).

9.10 Non-Public Information; Confidentiality.

(a) Non-Public Information. Each of Agent, each Lender and each L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations).

(b) Confidential Information. Each Lender, each L/C Issuer and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors and prospective investors therein) or participants, Persons that hold a security interest in any Lender’s rights under this Agreement in accordance with Section 9.9(e) (and those Persons for whose benefit such holder of a security interest is acting), direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, secured parties (and such benefited Persons), counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above) and, (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or an Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c) Tombstones. Each Credit Party consents to the publication by Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any such press release, advertising or other promotional material to the Borrower for review and comment prior to the publication thereof.

(d) Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, issue any press release or other public disclosure in connection with the transactions contemplated hereby (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to Agent or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Agent is party without the prior consent of Agent except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Agent.

(e) Distribution of Materials to Lenders and L/C Issuers. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f) Material Non-Public Information. The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the United States, they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of United States federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the

Securities and Exchange Commission, then Agent, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of United States federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent (including, Notices of Borrowing, Notices of Conversion/Continuation, L/C Requests, and any similar requests or notices posted on or through an E-System). Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11 Set-off; Sharing of Payments.

(a) Right of Setoff. Each of Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender or L/C Issuer shall exercise any such right of set off without the prior written consent of Agent. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b) Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X or a Discounted Prepayment and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation. If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(e).

9.12 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the L/C Issuers party hereto, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18 Governing Law and Jurisdiction.

(a) Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Agreement, each party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such Person specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 9.18 shall affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

9.19 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20 Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) (i) Any indemnification or other protection provided to any Indemnitee pursuant to Article VIII (Agent), Section 9.5 (Costs and Expenses), Section 9.6 (Indemnity), this Section 9.20, and Article X (Taxes, Yield Protection and Illegality), and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21 Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22 Replacement of Lender. Within forty five (45) days after: (i) receipt by the Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify Agent and such Affected Lender (or such non-consenting Lender) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent. In the event the Borrower obtains a Replacement Lender within forty five (45) days following notice of its intention to do so, the Affected Lender (or defaulting or non-consenting Lender, as the case may be) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrower shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrower, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business’ Days prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23 Joint and Several. The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of the Borrower and the other Credit Parties are subject.

9.24 Creditor-Debtor Relationship. The relationship between Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

ARTICLE X

TAXES, YIELD PROTECTION AND ILLEGALITY

10.1 Taxes.

(a) Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them), but excluding Excluded Taxes (collectively, the “Taxes”).

(b) If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within thirty (30) days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c) In addition, the Borrower agrees to pay, and authorizes Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein, except for any such taxes imposed solely as a result of an assignment by a Lender under Section 9.9 (other than under Section 9.22) (collectively, “Other Taxes”). Within thirty (30) days after the date of any payment of Taxes or Other Taxes by any Credit Party, the Borrower shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d) The Borrower shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.

(e) Any Secured Party claiming any additional amounts payable pursuant to this Section 10.1 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f) (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS or reasonably requested by Agent or the Borrower certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Borrower and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii) Each U.S. Lender Party and Agent shall (A) in the case of a U.S. Lender Party, on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder and, in the case of the Agent, on or prior to the date of the first payment by a Credit Party hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.

(iv) If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrower any documentation under any Requirement of Law or reasonably requested by Agent or Borrower sufficient for Agent or Borrower to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Each Secured Party shall promptly notify the Borrower (or in the case of a participant or SPV, the Lender granting the participation only), in writing, of any change in circumstances that, to the knowledge of such Lender (or participant), would modify or render invalid any exemption or reduction claimed under clause (f) above.

(h) To the extent required by any applicable law, the Borrower or Agent may withhold from any payment to any Secured Party under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Borrower or Agent did not properly withhold tax from amounts paid to or for the account of any Secured Party (because the appropriate certification form was not delivered by such Secured Party, was not properly executed by such Secured Party, or because such Secured Party failed to notify the Borrower or Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Secured Party shall promptly indemnify the Borrower or Agent fully for all amounts paid, directly or indirectly, by the Borrower or Agent as tax or otherwise, including penalties and interest, and together with all reasonable out-of-pocket expenses incurred by the Borrower or Agent. The Borrower or Agent may offset against any payment to any Secured Party under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Secured Party but which was not so withheld, as well as any other amounts for which the Borrower or Agent is entitled to indemnification from such Secured Party under this Section 10.1(h).

(i) If the Borrower determines in good faith that substantial authority exists for contesting a Tax as to which a Secured Party has been paid any additional amounts by the Borrower pursuant to clause (b) above or has received an indemnification payment pursuant to clause (d) above, and if the Secured Party agrees with such determination, the Secured Party shall reasonably cooperate at the Borrower’s expense in challenging such Tax. In the event that any Secured Party receives a refund (whether in cash or by offset against taxes otherwise due) in respect of Taxes from a Governmental Authority as to which such Secured Party has been paid any additional amounts by the Borrower pursuant to clause (b) above or has received an indemnification payment pursuant to clause (d) above, then the Secured Party shall pay over such refund (including any interest paid by the relevant Governmental Authority with respect to such refund) within ten (10) Business Days from the date of the receipt to the Borrower, net of all out of pocket expenses, or any Taxes imposed on, such Secured Party, provided, however, that the Borrower, upon the request of a Secured Party, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Secured Party in the event such Secured Party is required to repay such refund to such Governmental Authority. This clause (i) shall not be construed to require any Secured Party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

10.2 Illegality. If after the date a Lender becomes a party to this Agreement, or with regard to SPVs or participants, the date the SPV or participant acquired an option or participation, any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrower through Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(a) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b) If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c) Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3 Increased Costs and Reduction of Return.

(a) If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date such Lender or L/C Issuer becomes a party to this Agreement, or with regard to SPVs or participants, the date the SPV or participant acquired an option or participation, there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of issuing or maintaining any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(a) for any increased costs incurred more than one hundred and eighty (180) days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender or L/C Issuer shall have determined that for each such case below, for events occurring after such Lender or L/C Issuer becomes a party to this Agreement, or with regards to SPVs or participants, the date the SPV or participant acquired an option or participation:

(i) the introduction of any Capital Adequacy Regulation;

(ii) any change in any Capital Adequacy Regulation;

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv) compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to Agent), the Borrower shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(b) for any amounts incurred more than one hundred eighty (180) days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under subsection (a) above and/or a change in a Capital Adequacy Regulation under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued.

(d) For the avoidance of doubt, this Section 10.3 shall not apply to taxes, which shall be governed solely by Section 10.1.

10.4 Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 1.8;

(d) the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e) the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5 Inability to Determine Rates. If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6 Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

ARTICLE XI

DEFINITIONS

11.1 Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Acceptable Discount Price”	1.8(d)(ii)
“Affected Lender”	9.22
“Affiliated Lender Assignment and Assumption”	9.9(g)(i)(B)
“Aggregate Excess Funding Amount”	1.11(e)(iv)
“Applicable Discount Price	1.8(d)(ii)
“Borrower”	Preamble
“Borrower Materials”	9.10(e)
“Capital Expenditures	Exhibit 4.2(b)
“Compliance Certificate”	4.2(b)
“Discount Price Range”	1.8(d)(ii)
“Discounted Prepayment Amount”	1.8(d)(ii)
“Discounted Prepayment”	1.8(d)(i)
“Discounted Prepayment Notice”	1.8(d)(ii)
“EBITDA”	Exhibit 4.2(b)
“Event of Default”	7.1
“Excess Cash Flow”	Exhibit 4.2(b)
“Fee Letter”	1.9(a)
“Fixed Charge Coverage Ratio”	Exhibit 4.2(b
“Holdings”	Recitals
“Indemnified Matters”	9.6
“Indemnitee”	9.6
“Interest Coverage Ratio”	Exhibit 4.2(b)
“Investments”	5.4
“L/C Reimbursement Agreement”	1.1(c)
“L/C Reimbursement Date”	1.1(c)
“L/C Request”	1.1(c)
“L/C Sublimit”	1.1(c)
“Lender”	Preamble
“Letter of Credit Fee”	1.9(c)
“Leverage Ratio”	Exhibit 4.2(b)

“Maximum Lawful Rate”	1.3(d)
“Maximum Revolving Loan Balance”	1.1(b)
“Miller Note”	5.5(n)
“MNPI”	9.10(a)
“Notice of Conversion/Continuation”	1.6(a)
“OFAC”	3.27
“Other Taxes”	10.1(c)
“Permitted Liens”	5.1
“Qualifying Term Loans”	1.8(d)(iii)
“Register”	1.4(b)
“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Revolving Loan Commitment”	1.1(b)
“Revolving Loan”	1.1(b)
“Sale”	9.9(b)
“SDN List”	3.27
“Specified Equity Contribution”	6.4
“SPV/Participant Register”	9.9(f)

“Tax Distribution”	5.11(e)
“Taxes”	10.1(a)
“Term Loan” and “Term Loans”	1.1(a)
“Term Loan Commitment”	1.1(a)
“Unused Commitment Fee”	1.9(b)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, without limitation, the unpaid portion of the obligation of a customer of the Borrower or any of its Subsidiaries in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by the Borrower or such Subsidiary, as stated on the respective invoice of the Borrower or such Subsidiary, net of any credits, rebates or offsets owed to such customer.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Additional Permitted Concept” means (i) the “take and bake” pizza segment and (ii) Project Pie.

“Adjustment Date” means the earlier of (i) after the consummation of an IPO and the payment of the Loans pursuant to Section 1.8(f) that results in the Leverage Ratio calculated on a pro forma basis for the most recently ended Fiscal Quarter for which financial statements have been delivered to be equal to or less than 4.25, the first Business Day following such prepayment and (ii) one Business Day after the delivery of financial statements that demonstrate a Leverage Ratio less than or equal to 4.25.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the voting Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed an Affiliate of such other Person. Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.

“Affiliated Lender” means, at any time, the Sponsor or an Affiliate (other than Parent, Holdings, the Borrower or any of their respective Subsidiaries) of the Sponsor including Sponsor-affiliated debt funds.

“Affiliated Lender Participant” means, at any time, a Person who holds or who, upon the effectiveness of a grant of a participation in a Term Loan would hold, a participation in a Term Loan, and who would be, if such Person were a Lender, an Affiliated Lender, provided that for the purposes of subsection 9.9(g)(i)(D), a Person that holds a participation in a Term Loan solely granted by an Affiliated Lender shall not be an Affiliated Lender Participant.

“Agent” means Golub Capital LLC in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $10,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Aggregate Term Loan Commitment” means the combined Term Loan Commitments of the Lenders, which shall initially be in the amount of $167,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Applicable Margin” means:

(a) initially, (i) if a Base Rate Loan, 4.75% per annum and (ii) if a LIBOR Rate Loan, 5.75% per annum; and

(b) from the Adjustment Date and at all times thereafter, the Applicable Margin shall equal (i) if a Base Rate Loan, 3.50% per annum and (ii) if a LIBOR Rate Loan, 4.50% per annum.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees and disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a) the Maximum Revolving Loan Balance exceeds (b) the aggregate outstanding principal balance of Revolving Loans.

“Available Amount” means $4,000,000, less the combined amount of, as of any date of determination, (i) all outstanding Contingent Obligations of the type described in subsection 5.9(j)(vi) hereof, and (ii) all outstanding Investments of the type described in subsection 5.4(b)(iii), clause (y) of subsection 5.4(c) and subsection 5.4(m) hereof.

“Bank Product” means any one or more of the following financial products or accommodations extended to any Credit Party or its Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial credit cards (including so-called “procurement cards” or “Pcards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, or (e) Cash Management Services.

“Bank Product Agreements” means those agreements entered into from time to time by any Credit Party with any Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Credit Party or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and (b) all amounts that Agent or any Lender is obligated to pay to any Bank Product Provider as a result of Agent or any Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to any Credit Party or its Subsidiaries; provided, however, that Bank Product Obligations shall in no event exceed $2,000,000 (it being agreed that (i) to the extent any obligations, liabilities, reimbursement obligations, fee, expenses or other amounts described in the foregoing clauses (a) and (b) would be a Bank Product Obligation were it not for such cap, Agent may decide in its reasonable discretion which of such amounts shall constitute Bank Product Obligations and (ii) upon the request of Agent, each Bank Product Provider shall promptly provide Agent with a statement of the amount of Bank Product Obligations owing to such Bank Product Provider).

“Bank Product Provider” means any Lender (or any Affiliate of such Lender which has appointed Agent as its agent pursuant to documentation reasonable acceptable to Agent) providing Bank Products to any Credit Party.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.)

“Base Rate” means, for any day, a floating rate equal to the greater of (x) the higher of (i) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases quoting a prime rate of the type described, either (a) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by Agent or (b) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum and (y) the sum of (a) the LIBOR Rate calculated for each such day based on a LIBOR Period of three (3) months determined two (2) Business Days prior to the first day of the then current month (but in no event less than one percent (1.0%) per annum) plus (b) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Each change in any interest rate provided for in this Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Battleground Acquisition” as defined on Schedule 1.1(c).

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrower on the same day by the Lenders pursuant to Article I.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations of any Credit Party or any Subsidiary of any Credit Party under any Capital Leases.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from Standard & Poor’s or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by Standard & Poor’s or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either Standard & Poor’s or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.

“Closing Checklist” means that certain closing checklist as attached hereto as Exhibit 2.1.

“Closing Date” means October 25, 2013.

“Closing Date Dividend” means a one-time distribution on or within two Business Days following the Closing Date made by the Borrower to (or for the account of) Holdings, which Holdings will distribute to Parent in an aggregate amount of up to $31,503,608.53.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all Property and interests in Property and proceeds thereof, whether now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person, in each case, who has granted a Lien to Agent, in or upon which a Lien is granted, or purported to be granted now or hereafter exists in favor of any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment” means, for each Lender, the sum of its Revolving Loan Commitment and Term Loan Commitment.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment, or Term Loan Commitment divided by the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment, as applicable; provided that after the Term Loan has been funded, Commitment Percentages shall be determined for the Term Loan by reference to the outstanding principal balance thereof as of any date of determination rather than the Commitments therefor; provided, further, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any Rate Contracts; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Continuing Directors” means the directors or members or equivalent body of Holdings or the Borrower, as the case may be, on the Closing Date, and each other director or member of equivalent body, if, in each case, such other director’s or member’s equivalent body’s nomination for election to the board of directors or other governing body of Holdings or the Borrower, as the case may be (or the direct or indirect parent of the Borrower after an IPO of such direct or indirect parent) is recommended by a majority of the then Continuing Directors or such other director or member of equivalent body receives the vote of the Permitted Holders in his or her election by the stockholders or partners of Holdings or the Borrower, as the case may be (or the direct or indirect parent of the Borrower after an IPO of such direct or indirect parent).

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory to Agent and in any event providing to Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Controlled Investment Affiliates” means, with respect to Lee Equity Partners, LLC, any fund or investment vehicle that (i) is organized by Lee Equity Partners, LLC or an Affiliate of Lee Equity Partners, LLC for the purpose of making investments in one or more companies and is controlled by Lee Equity Partners, LLC or an Affiliate of Lee Equity Partners, LLC or (ii) has the same principal fund advisor as Lee Equity Partners, LLC or such Affiliate of Lee Equity Partners, LLC. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“Conversion Date” means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means Holdings, the Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Disclosure Document” means all of the uniform franchise offering circulars and franchise disclosure documents used by (and, to the extent required, filed by) any Credit Party to comply with any Requirement of Law.

“Disqualified Lender” means each Person identified in the list of “Disqualified Lenders” prepared by the Borrower and delivered to Agent on October 11, 2013.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsections 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g) and 5.2(h) and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any Stock or Stock Equivalent issued by any Subsidiary of the Borrower and held by such transferor Person.

“Disregarded Domestic Person” means any direct or indirect Domestic Subsidiary of which substantially all of its assets consist of the equity of one or more direct or indirect Foreign Subsidiaries.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or equivalent service.

“Environmental Laws” means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of the environment and natural resources, and occupational safety as it relates to exposure to hazardous or toxic materials, substances or products, including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and Attorney Costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder except as would not be reasonably expected to result in liability in excess of $1,000,000 in the aggregate to the Credit Parties; (j) a determination that a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a determination that a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability in excess of $1,000,000 upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means with respect to any Secured Party (a) taxes measured by net income, net receipts imposed in lieu of net income taxes, or overall net profits (including branch profit taxes) imposed in lieu of net income taxes and franchise taxes imposed in lieu of net income taxes (however denominated), in each case imposed by any Governmental Authority (i) in a jurisdiction in which such Secured Party is organized, (ii) in a jurisdiction in which such Secured Party’s principal office is located, (iii) in a jurisdiction in which such Secured Party’s lending office (or branch) in respect of which payments under this Agreement are made is located, or (iv) on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured

Party” under this Agreement (or, in the case of an SPV or participant, on the date such SPV or participant was granted an option or purchased a participation of a Loan) in the capacity under which such Person makes a claim under Section 10.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(b); (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law after the date a Lender becomes a party to this Agreement, or with regards to SPVs or participants, the date the SPV or participant acquired an option or participation) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 10.1(f); (d) in the case of a Non-U.S. Lender Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender Party as a result of such Non-U.S. Lender Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder; and (e) any backup withholding tax that is required under Code 3406 to be withheld from amounts payable to a Secured Party.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Syndtrak®, Intralinks, DebtX, and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, in each case as of the date of this Agreement, and shall also include any amended or successor versions of such legislation (and any future regulations and interpretations) that are substantively comparable and that contain requirements to avoid withholding which are not materially more onerous than the current legislation.

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary owned directly by a Credit Party.

“Fiscal Period” means any of the four- or five-week fiscal accounting periods as determined based on the Borrower’s fiscal calendar, as described in more detail on Schedule 11.1.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties, each consisting of three consecutive Fiscal Periods ending nearest each March 31, June 30, September 30 and December 31, as described in more detail on Schedule 11.1.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending nearest December 31 of each year, as described in more detail on Schedule 11.1.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Franchise” means a franchise of the PAPA MURPHY’S® system for the development and operation of restaurants specializing in the sale of “take and bake” pizza and complementary side dishes and beverages, among other food products, under the PAPA MURPHY’S® brand and utilizing Intellectual Property owned by the Credit Parties.

“Franchise Agreement” means an agreement pursuant to which a Franchisee is awarded a Franchise.

“Franchisee” means any Person who has purchased a Franchise or who otherwise owns a Franchise.

“Franchise Law” means Requirements of Law of the United States Federal Trade Commission or any other Governmental Authority relating to the relationship between franchisor and franchisees or to the offer, sale, termination, non-renewal or transfer of Franchises

“Funded Indebtedness” means, as of any date of measurement, all Indebtedness of Holdings and its Subsidiaries as of the date of measurement of the type described in clauses (a), (b) (with respect to deferred purchase price of property only and expressly excluding any Indebtedness relating to the Miller Note), (c) (with regard to reimbursement obligations in excess of $1,000,000 for standby letters of credit and all performance letters of credit only) and (f) of the definition of Indebtedness.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including, without limitation, the FASB Accounting Standards Codification™, which are applicable to the circumstances as of the date of determination, subject to Section 11.3 hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to Agent and the Borrower, made by the Credit Parties in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Material” means any substance, material or waste that is regulated as “hazardous,” “toxic,” “pollutant” or “contaminent” or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold in quantities and conditions that present an unreasonable risk to human health or the environment, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Immaterial Subsidiary” mean, with respect to any Person, any Subsidiary that does not (a) own assets with a fair market value in excess of the Immaterial Subsidiary Individual Asset Value Limit or (b) comprise greater than three percent (3%) of the aggregate EBITDA of Holdings and its Subsidiaries as of the most recent date for which financial statements were delivered to Agent pursuant to Section 4.1 hereof; provided, that (i) the aggregate fair market value of the assets of all such Immaterial Subsidiaries shall not exceed the Immaterial Subsidiary

Aggregate Asset Value Limit and (ii) the aggregate EBITDA of all such Immaterial Subsidiaries as of such date shall not comprise greater than five percent (5%) of the aggregate EBITDA of Holdings and its Subsidiaries as of such date.

“Immaterial Subsidiary Aggregate Asset Value Limit” means $1,000,000.

“Immaterial Subsidiary Individual Asset Value Limit” means $500,000.

“Impacted Lender” means any Lender that fails to provide Agent, within three (3) Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or any Lender that has a Person that directly or indirectly controls such Lender and such Person (a) becomes subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, or (b) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person’s assets.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, including earnouts (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is one hundred and eighty (180) days after the final scheduled installment payment date for the Term Loans, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness (but, in the event that such Person’s liability is limited to such Property, limited to the lesser of the fair market value of such Property (as set forth in a certificate of a Responsible Officer delivered to Agent) and the principal balance of such Indebtedness); and (j) all Contingent Obligations described in clause (i) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period six (6) months or more) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six (6) or more), the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans the first Business Day of each Fiscal Quarter.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three, six or, if agreed to by all applicable Lenders, nine or twelve months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

(a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period for the Term Loan shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

(d) no Interest Period applicable to the Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan unless the aggregate principal amount of Term Loan represented by Base Rate Loans or by LIBOR Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower’s or such Subsidiary’s custody or possession, including inventory on the premises of others and items in transit.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IPO” means the issuance by Holdings or any direct or indirect parent thereof of its common Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (whether alone or in connection with a secondary public offering); provided, that (a) in the event of any such issuance by any direct or indirect parent of Holdings, such direct or indirect parent of Holdings shall have contributed all of the net proceeds of such issuance to Holdings and (b) such issuance shall have generated net proceeds to Holdings (whether directly by way of an issuance by Holdings or indirectly by way of a cash capital contribution to Holdings as described in the preceding clause (a)) of not less than $25,000,000.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case designated by Agent and reasonably acceptable to Borrower, in such Person’s capacity as an issuer of Letters of Credit hereunder. As of the Closing Date, Golub is an L/C Issuer.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and Agent.

“Letter of Credit” means documentary or standby letters of credit issued for the account of the Borrower by L/C Issuers, and bankers’ acceptances issued by the Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in subsection 1.1(c) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, rate of interest determined by Agent equal to (a) the Base LIBOR for such LIBOR Period, divided by (b) 100% minus the Reserve Percentage. LIBOR shall be adjusted on and as of the effective day of any change in the Reserve Percentage. “Base LIBOR” means the greater of (a) 1.00% per annum, and (b) the rate per annum rate appearing on Bloomberg L.P.‘s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) two (2) LIBOR Business Days prior to the commencement of the requested Interest Period, for a term comparable to the Interest Period requested (whether as an initial LIBOR Loan or as a continuation of a LIBOR Loan or as a conversion of an Base Rate Loan to a LIBOR Loan) by Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error. “Reserve Percentage” means, on any day, the maximum percentage prescribed by the Federal Reserve Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”), but so long as no Lender is required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“LIBOR Rate Loan” means a Revolving Loan (or any one or more portions thereof) or Term Loan (or any one or more portions thereof) that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

“Loan” means an extension of credit by a Lender to the Borrower pursuant to Article I hereof, and may be a Base Rate Loan or a LIBOR Rate Loan.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Fee Letter, and all documents required to be delivered to Agent and/or any Lender in connection with any of the foregoing.

“Management Agreement” means that certain Advisory Services and Monitoring Agreement dated as of May 5, 2010 between Sponsor and the Borrower, as successor by merger to Papa Murphy’s Merger Co., a Delaware corporation.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or the Credit Parties taken as a whole to perform in any material respect its or their obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to Agent for the benefit of the Secured Parties under any of the Collateral Documents.

“Miller Acquisition” as defined on Schedule 1.1(c).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.

“Net Issuance Proceeds” means, in respect of any issuance of debt, Stock or Stock Equivalents, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition and insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to the Borrower or any Affiliate of the Borrower, (ii) sale, use, transfer or other transaction taxes paid or payable as a result thereof, and income taxes (and, without duplication, Tax Distributions) reasonably estimated to be payable as a result thereof; (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (iv) amounts reasonably and in good faith provided as a reserve, in accordance with GAAP, in respect of any retained liabilities or purchase price adjustments, or under any indemnification obligations, associated with such Disposition and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“Non-Funding Lender” means any Revolving Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), or (b) given written notice (and Agent has not received a revocation in writing), to the Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities.

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note or Term Notes and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(b) hereto.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations (including but not limited to Bank Product Obligations), covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer, any Secured Swap Provider, and Bank Product Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, or any Bank Product Agreements, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Papa Murphy’s Permitted Concept” means the operation of Papa Murphy’s Restaurants, as such restaurant concept is maintained as of the Closing Date

“Parent” means Papa Murphy’s Holdings, Inc., a Delaware corporation.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“PBGC” means the United States Pension Benefit Guaranty Corporation or any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Acquisition by (i) a Credit Party (other than Holdings) or any Subsidiary of a Credit Party of substantially all of the assets, or a division or line of business, of a Target, or (ii) a Credit Party (other than Holdings) or any Subsidiary of a Credit Party of at least fifty percent (50%) of the Stock and Stock Equivalents of a Target, in each case, to the extent that each of the following conditions shall have been satisfied:

(a) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 2.2 shall have been satisfied;

(b) the Borrower shall have delivered to Agent (1) if the purchase price for the applicable Acquisition is equal to or greater than $1,000,000, at least ten (10) Business Days prior to the consummation thereof (or such shorter period as Agent may agree to), (A) a description of the proposed Acquisition and a due diligence package and (B) copies of such other agreements, instruments and other documents as Agent reasonably shall request, and (2) a certificate of a Responsible Officer of the Borrower demonstrating compliance with the covenants set forth in Sections 6.2 and 6.3 for the most recently completed trailing period of twelve (12) consecutive Fiscal Periods after giving pro forma effect to the consummation of such Acquisition;

(c) the Borrower and the other Credit Parties (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 4.13;

(d) such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(e) no Default or Event of Default shall then exist or would exist after giving effect thereto;

(f) after giving effect to such Acquisition, the sum of Availability plus (x) unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries and (y) cash and Cash Equivalents of Holdings and its Subsidiaries held in deposit accounts and securities account subject to a Control Agreement in favor of Agent for the benefit of Agent and Lenders is at least $1,000,000;

(g) the Target (1) operates (or is intended and expected to operate within thirty (30) days after the Acquisition thereof) a Papa Murphy’s location, or (2) constitutes a commissary, service provider or other, similar line of business reasonably related to the operation and management of a Papa Murphy’s location or the Papa Murphy’s system, and, in any event, is organized in the United States and its assets are located in the United States, provided, however, (x) Acquisitions where the Target is located outside the United States with an aggregate purchase price not in excess of $2,000,000 during the term of this Agreement shall not be prohibited hereby, and (y) the Credit Parties (other than Holdings) may acquire and maintain Additional Permitted Concepts so long as the gross revenues from such concept at the time of such Acquisition do not exceed ten percent (10%) of the gross revenues of the system-wide sales of Holdings and its Subsidiaries at the time of such Acquisition;

(h) the total consideration paid or payable (including without limitation, all assumed Indebtedness and Liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments, including earnouts (which earnouts shall be valued as the amount required to be recorded as a liability on the financial statements of Holdings and its Subsidiaries at the time of such Acquisition in accordance with GAAP)) for all Acquisitions (other than those Acquisitions and/or Investments set forth on Schedule 1.1(c)) consummated on or after the date of this Agreement shall not exceed $40,000,000 in the aggregate for all such Acquisitions; and

(i) the Target has EBITDA that, when combined with the EBITDA of all substantially concurrent Targets of Permitted Acquisitions as of such date, for the most recent four Fiscal Quarters prior to the acquisition date for which financial statements are available, is greater than $(250,000); provided that the requirement in this clause (i) shall not apply to Project Pie.

“Permitted Holder” means (i) prior to an IPO, (x) Sponsor and (y) the Principal, and any funds or investment vehicles controlled by the Principal (provided that for purposes of Section 7.1, any holdings under this clause (y) shall be capped at 10% of the voting and economic interests in the Stock and Stock Equivalents of Holdings) and (ii) upon and following an IPO, Sponsor, its co-investors (including any limited partner investing through a side by side or similar arrangement), members of management or board members of Parent and its Subsidiaries (or Parent’s direct or indirect parent) and any principals of Sponsor and any funds or investment vehicles controlled by or under common control with it.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under subsection 5.5(c) or 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Project Pie” as defined on Schedule 1.1(c).

“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

“Prepayment Premium” means, in the event that all or any portion of the Term Loans is repaid through the incurrence of any long-term secured term loan financing with the effect of refinancing the Term Loans, in whole or in part, with such Indebtedness having an all-in-yield (with any original issue discount or upfront fees being equated with rate assuming four (4) year life to maturity and excluding any arrangement, commitment, amendment or similar fees) that is less than the all-in-yield (calculated on the same basis) of the Term Loans immediately prior to giving effect to such transaction, including without limitation, any such transaction effected through any amendment to this Agreement, each Lender holding Term Loans shall be paid an amount equal to 1% of the amount of such Term Loans repaid or repriced, if such repayment or repricing is effected prior to the eighteen-month anniversary of the Closing Date.

“Principal” means Thomas H. Lee, an individual.

“Prior Indebtedness” means the Indebtedness and obligations outstanding under (i) that certain Credit Agreement, dated as of June 11, 2012, by and among the Borrower, the other persons party thereto designated as “Credit Parties”, the financial institutions from time to time party thereto and General Electric Capital Corporation as agent for such lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof) and (ii) that certain Second Lien Credit Agreement, dated as of June 11, 2012, by and among the Borrower, the other persons party thereto designated as “Credit Parties”, the financial institutions from time to time party thereto and Gleacher Mezzanine Fund II, L.P. as administrative agent and collateral agent for such lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof).

“Prior Lender” means, collectively the lenders and other creditors with respect to the Prior Indebtedness.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Qualified Preferred Equity” means preferred equity securities that do not provide for required cash distributions or dividends or mandatory redemptions (other than (x) in exchange for common equity securities or other such preferred equity securities that would otherwise be permitted hereunder and the other Loan Documents or (y) as a result of a change of control event or asset sale or other disposition or casualty event, so long as any rights of the holders thereof to require the redemption thereof upon the occurrence of such a change of control event or asset sale or other disposition or casualty event are subject to the prior payment in full of the Credit Facilities) prior to the 91st day following the later to occur of the Revolving Termination Date and the stated maturity date of the Term Loan.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time, subject to subsections 1.11(e) and 9.9(g), (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans then outstanding, outstanding Letter of Credit Obligations; provided, that, if at any time there is more than one (1) Lender, “Required Lenders” shall include at least two (2) Lenders. For purposes of this definition, all Lenders that are Affiliates, and each Lender and its Approved Funds, shall in each case be deemed to constitute a single Lender

“Required Revolving Lenders” means at any time, subject to subsection 1.11(e), (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitments then in effect, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of Revolving Loans, outstanding Letter of Credit Obligations; provided, that, if at any time there is more than one (1) Revolving Lender, “Required Revolving Lenders” shall include at least two (2) Revolving Lenders. For purposes of this definition, all Lenders that are Affiliates, and each Lender and its Approved Funds, shall in each case be deemed to constitute a single Lender.

“Requirement of Law” means, as to any Person, any law (statutory or common), including, without limitation, Franchise Laws, ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer, the president, chief financial officer, treasurer, controller or general counsel of the Borrower or, in the event the Borrower shall have no chief executive officer, president, chief financial officer, treasurer, controller or general counsel, then any other officer having substantially the same authority and responsibility of a chief executive officer, president or chief financial officer, as applicable; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer of the Borrower, or in the event the Borrower shall have no chief financial officer, treasurer, controller or general counsel, then any other officer having substantially the same authority and responsibility.

“Revolving Lender” means each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold Revolving Loans or participations in Letter of Credit Obligations).

“Revolving Note” means a promissory note of the Borrower payable to a Lender in substantially the form of Exhibit 11.1(c) hereto, evidencing Indebtedness of the Borrower under the Revolving Loan Commitment of such Lender.

“Revolving Termination Date” means the earlier to occur of: (a) October 25, 2018; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Secured Party” means Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider and each Bank Product Provider.

“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, which (i) has been provided or arranged by a Secured Swap Provider of the type described in clauses (i) or (ii) of the definition thereof or (ii) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means to the extent prior written notice thereof is given to Agent, any Lender or an Affiliate of any Lender.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Sponsor” means Lee Equity Partners, LLC and its Controlled Investment Affiliates.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Standard & Poor’s” means Standard & Poor’s Rating Services

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means any Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

“Term Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made to the Borrower by such Lender or its predecessor(s).

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transactions” has the meaning given to such term in the recitals hereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Credit Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.

11.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrower, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Statement of Financial Accounting Standards 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

11.4 Payments. Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer. Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

- Remainder of page intentionally blank; signature pages follow -

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER: PMI HOLDINGS, INC., a Delaware corporation

By:	/s/ Ken Calwell
Name:	Ken Calwell
Title:	Chief Executive Officer

Address for notices:

PMI Holdings, Inc.

8000 N.E. Parkway Drive, Suite 350

Vancouver, WA 98662

Attention:

Facsimile:

Email:

with a copy to (which shall not constitute notice):

Lee Equity Partners, LLC

650 Madison Avenue

New York, NY 10022

Attn: Yoo Jin Kim

Facsimile: (646) 781-3700

Email: ykim@thlcapital.com

with a copy to (which shall not constitute notice:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn: Andrew Yoon

Facsimile: (212) 310-8007

Email: andrew.yoon@weil.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

OTHER CREDIT PARTIES: PAPA MURPHY’S INTERMEDIATE, INC., a Delaware corporation		PAPA MURPHY’S COMPANY STORES, INC., a Washington corporation

By:	/s/ Ken Calwell	By:	/s/ Ken Calwell
Name:	Ken Calwell	Name:	Ken Calwell
Title:	Chief Executive Officer	Title:	Chief Executive Officer

PAPA MURPHY’S INTERNATIONAL LLC, a Delaware limited liability company		MURPHY’S MARKETING SERVICES, INC., a Florida corporation

By:	/s/ Ken Calwell	By:	/s/ Ken Calwell
Name:	Ken Calwell	Name:	Ken Calwell
Title:	Chief Executive Officer	Title:	Chief Executive Officer
PAPA MURPHY’S WORLDWIDE LLC, a Delaware limited liability company

By:	/s/ Ken Calwell
Name:	Ken Calwell
Title:	Chief Executive Officer

[Signature Page to Credit Agreement]

Address for notices for all such other Credit Parties:

c/o PMI Holdings, Inc.

8000 N.E. Parkway Drive, Suite 350

Vancouver, WA 98662

Attention: Treasurer

Facsimile: (360) 260-0500

Email: janetp@papamurphys.com

with a copy to (which shall not constitute notice):

Lee Equity Partners, LLC

650 Madison Avenue

New York, NY 10022

Attn: Yoo Jin Kim

Facsimile: (646) 781-3700

Email: ykim@thlcapital.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Facsimile: (212) 310-8007

Email: andrew.yoon@weil.com

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GOLUB CAPITAL LLC, as Agent

By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director
GOLUB CAPITAL LLC, as L/C Issuer

By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director
Address for Notices: Notice Address for Legal:

Golub Capital Incorporated

666 Fifth Avenue, 18th Floor

New York, New York 10103

Attn:

Facsimile No.:

E-Mail:

In each case, with copies (which shall not constitute

notice) to:

Proskauer Rose LLP

One International Place

Boston, MA 02110

Attn: Steve Ellis

Facsimile No.: 617-526-9899

E-Mail: sellis@proskauer.com

[Signature Page to Credit Agreement]

Notice for all Financial Reporting Deliveries:

Golub Capital LLC (address above)

and

Attn: Portfolio Manager

E-Mail: portfoliomanager@golubcapital.com

Notices Regarding Borrowings, Notice of Advance,

Borrowing Base Certificate, Notices of LIBOR

Continuation/Conversions:

Attn: Loan Administrator

E-Mail: loan_administrator@golubcapital.com

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written:

GOLUB CAPITAL FINANCE FUNDING LLC, as a Lender By: GC Advisors LLC, its Manager		GOLUB CAPITAL BDC 2010-1 LLC, as a Lender By: GC Advisors LLC, its Collateral Manager

By:	/s/ Marc C. Robinson	By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson	Name:	Marc C. Robinson
Title:	Managing Director	Title:	Managing Director
GOLUB CAPITAL BDC FUNDING LLC, as a Lender By: GC Advisors LLC, as agent		GOLUB CAPITAL PEARLS DIRECT LENDING PROGRAM, L.P., as a Lender By: GC Advisors LLC, its Manager

By:	/s/ Marc C. Robinson	By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson	Name:	Marc C. Robinson
Title:	Managing Director	Title:	Managing Director
PEARLS VIII, L.P., as a Lender By: GC Advisors LLC, its Manager		PEARLS VIII, LLC, as a Lender By: GC Advisors LLC, its Manager

By:	/s/ Marc C. Robinson	By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson	Name:	Marc C. Robinson
Title:	Managing Director	Title:	Managing Director
PEARLS IX, L.P., as a Lender By: GC Advisors LLC, its Manager		PEARLS IX, LLC, as a Lender By: GC Advisors LLC, its Manager

By:	/s/ Marc C. Robinson	By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson	Name:	Marc C. Robinson
Title:	Managing Director	Title:	Managing Director
PEARLS X, L.P., as a Lender By: GC Advisors LLC, its Manager		PEARLS 11, LLC, as a Lender By: GC Advisors LLC, its Manager

By:	/s/ Marc C. Robinson	By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson	Name:	Marc C. Robinson
Title:	Managing Director	Title:	Managing Director

PEARLS 11-A, LLC, as a Lender By: PEARLS 11, LLC, its sole Member By: GC Advisors LLC, its Manager		GC FINANCE OPERATIONS LLC, as a Lender By: GC Advisors LLC, its Manager

By:	/s/ Marc C. Robinson	By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson	Name:	Marc C. Robinson
Title:	Managing Director	Title:	Managing Director
GOLUB CAPITAL BDC HOLDINGS LLC, as a Lender By: GC Advisors LLC, its Manager,		GOLUB CAPITAL LLC

By:	/s/ Marc C. Robinson	By:	/s/ Marc C. Robinson
Name:	Marc C. Robinson	Name:	Marc C. Robinson
Title:	Managing Director	Title:	Managing Director
Address for notices for each of the foregoing:		Lending office for each of the foregoing:

[Signature Page to Credit Agreement]

Schedule 1.1(a)

Term Loan Commitments

Golub Capital Finance Funding LLC	$76,684,510.00
Golub Capital BDC 2010-1 LLC	$3,000,000.00
Golub Capital BDC Funding LLC	$15,000,000.00
Golub Capital PEARLS Direct Lending Program, L.P.	$14,694,430.00
PEARLS VIII, LLC	$3,396,610.00
PEARLS IX, LLC	$2,405,930.00
PEARLS X, L.P.	$6,559,570.00
PEARLS 11-A, LLC	$3,640,180.00
Golub Capital BDC Holdings LLC	$15,326,240.00
Golub Capital LLC	$26,292,530.00

Schedule 1.1(b)

Revolving Loan Commitments

Golub Capital PEARLS Direct Lending Program, L.P.	$879,840.00
PEARLS VIII, L.P.	$203,390.00
PEARLS IX, L.P.	$144,070.00
PEARLS X, L.P.	$392,720.00
PEARLS 11, LLC	$217,970.00
GC Finance Operations LLC	$4,592,010.00
Golub Capital BDC Holdings LLC	$1,995,630.00
Golub Capital LLC	$1,574,370.00

SCHEDULE 1.1(C)

CERTAIN PERMITTED ACQUISITIONS

1.	The Acquisition of the following stores (1736 West State Street, Boise, Idaho 83702; 10545 Overland Road, Boise, Idaho 83709; 2412 South Apple Street, Boise, Idaho 83706; and 7320 West Fairview Avenue, Boise, Idaho 83704) (collectively, the “Miller Acquisition”).

2.	The Acquisition of the following stores (2009 West Broadway Avenue, Forest Lake, Minnesota 55025; 1754 Market Drive, Suite 300, Stillwater, Minnesota 55082; 5466 St. Croix Trail, North Branch, Minnesota 55056; and 109 Carmichael Road, Hudson, Wisconsin 54016) (collectively, the “Knoop Acquisition”).

3.	****

4.	The Acquisition of certain membership interests of Project Pie, LLC (“Project Pie”).

SCHEDULE 1.5

WIRE TRANSFER INSTRUCTIONS

2

SCHEDULE 3.5

LITIGATION

DTD Pizza, LLC v. Papa Murphy’s International LLC, Cause No. 13-11188, Dallas County, Texas District Court. In a lawsuit filed September 18, 2013, a franchise owner has made a broad range of allegations regarding PMI’s franchise sales and development systems, alleged misrepresentations in PMI’s Franchise Disclosure Document, oral promises made by PMI employees, improper collection and use of advertising funds, and the validity and profitability potential of our franchise model as whole. Many of the allegations appear factually inaccurate, but outside counsel advises that thorough investigation be conducted before any opinion is given on the magnitude of the risk. The complaint asks for $12 million dollars in punitive damages.

3

SCHEDULE 3.7

ERISA

None.

SCHEDULE 3.8

MARGIN STOCK

None.

SCHEDULE 3.9

REAL ESTATE

Owned Real Property:

OWNER	LOCATION
Papa Murphy’s Company Stores, Inc.	3921 23rd Street Columbus, NE 68601

Leased Real Property:

LESSEE	LOCATION
Papa Murphy’s International LLC	Corporate Office 8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

Papa Murphy’s International LLC	Store CO059 Wal-Mart Store #5334 3301 North Tower Road Aurora, CO 80011

Papa Murphy’s International LLC	Store WI055 Wal-Mart Store #1982 955 Mutual Way Appleton, WI 54913

Papa Murphy’s International LLC	Store WI063 – Sublet to Franchisee Wal-Mart Store #2421 2212 Glacier Drive St. Croix Falls, WI 54024

Papa Murphy’s International LLC	Store WI067 – Sublet to Franchisee Wal-Mart Store #1571 250 East Wolf Run Mukwonago, WI 5314

Papa Murphy’s International LLC	Store WI070 – Sublet to Franchisee Wal-Mart Store #5432 250 West Richmond Way Richmond, WI 54017

Papa Murphy’s International LLC	Records Storage Access Storage 7207 N. Leadbetter Road Portland, OR 97203

Papa Murphy’s International LLC	Commercial Storage Crown Moving Co., Inc. 705 SE Victory Avenue, Suite 100 Vancouver, WA

Papa Murphy’s International LLC	Convention Model Store The Wasserstrom Company 2300 Lockbourne Road Columbus, OH 43207

LESSEE	LOCATION
Papa Murphy’s International LLC	Convention Model Store Curtis Equipment, Inc. 555 Shelley Street Springfield, OR 97477

Papa Murphy’s Company Stores, Inc.	Corporate Office 8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

Papa Murphy’s Company Stores, Inc.	Store CO002 2800 West 10th Street Greeley, CO 80634

Papa Murphy’s Company Stores, Inc.	Store CO006 1708 Dublin Boulevard Colorado Springs, CO 80918

Papa Murphy’s Company Stores, Inc.	Store CO008 12158 East Mississippi Avenue Aurora, CO 80012

Papa Murphy’s Company Stores, Inc.	Store CO010 15440 East Hampden Avenue Aurora, CO 80013

Papa Murphy’s Company Stores, Inc.	Store CO013 18741 Ponderosa Drive, Suite E Parker, CO 80134

Papa Murphy’s Company Stores, Inc.	Store CO017 6350 Sheridan Boulevard, Unit 105A Arvada, CO 80003

Papa Murphy’s Company Stores, Inc.	Store CO019 840 South Prairie Avenue, Suite 2 Pueblo, CO 81005

Papa Murphy’s Company Stores, Inc.	Store CO022 2888 North Powers Boulevard Colorado Springs, CO 80922

Papa Murphy’s Company Stores, Inc.	Store CO024 680 E. 120th Avenue, Suite A Northglenn, CO 80233

Papa Murphy’s Company Stores, Inc.	Store CO029 12650 W. 64th Avenue, Suite D Arvada, CO 80004

Papa Murphy’s Company Stores, Inc.	Store CO030 3782 E. 104th Avenue Thornton, CO 80233

Papa Murphy’s Company Stores, Inc.	Store CO032 18525 East Smoky Hill Road, Suite J Centennial, CO 80015

Papa Murphy’s Company Stores, Inc.	Store CO033 50 W. Littleton Boulevard, Suite 303 Littleton, CO 80120

7

LESSEE	LOCATION
Papa Murphy’s Company Stores, Inc.	Store CO045 2460 South Academy Boulevard Colorado Springs, CO 80916

Papa Murphy’s Company Stores, Inc.	Store CO046 754 South Perry Street, Unit F Castle Rock, CO 80104

Papa Murphy’s Company Stores, Inc.	Store CO047 1203 North Circle Drive Colorado Springs, CO 80909

Papa Murphy’s Company Stores, Inc.	Store CO055 7669 McLaughlin Road Falcon, CO 80831

Papa Murphy’s Company Stores, Inc.	Store CO058 1617 West US Highway 50 Pueblo, CO 81008

Papa Murphy’s Company Stores, Inc.	Store CO064 1725 Sheridan Boulevard, Unit C Edgewater, CO 80214

Papa Murphy’s Company Stores, Inc.	Store CO070 11614 W. Belleview Avenue, Suite N Littleton, CO 80127

Papa Murphy’s Company Stores, Inc.	Store CO073 300 East Highway 24, Unit B Woodland Park, CO 80863

Papa Murphy’s Company Stores, Inc.	Store CO083 9231 E. Lincoln Avenue Lonetree, CO 80124

Papa Murphy’s Company Stores, Inc.	Store ID005 920 Caldwell Boulevard Nampa, ID 83651

Papa Murphy’s Company Stores, Inc.	Store ID011 2707 10th Avenue South Caldwell, ID 83605

Papa Murphy’s Company Stores, Inc.	Store ID022 2418 12th Avenue Road Nampa, ID 83686

Papa Murphy’s Company Stores, Inc.	Store ID027 1545 Linder Road Kuna, ID 83634

Papa Murphy’s Company Stores, Inc.	Store KS010 2110 North Maize Road, Suite 100 Wichita, KS 67212

Papa Murphy’s Company Stores, Inc.	Store KS013 9747 East 21st Street North Wichita, KS 67206

Papa Murphy’s Company Stores, Inc.	Store KS014 1636 North Rock Road, Suite 400 Derby, KS 67037

8

LESSEE	LOCATION
Papa Murphy’s Company Stores, Inc.	Store KS028 13303 West Maple Street, Suite 127 Wichita, KS 67235

Papa Murphy’s Company Stores, Inc.	Store KS029 229 N. Andover Road, Suite 700 Andover, KS 67002

Papa Murphy’s Company Stores, Inc.	Store KS031 1400 S. Kansas Avenue, Suite 1200 Newton, KS 67114

Papa Murphy’s Company Stores, Inc.	Store KS034 2712 S. Seneca Street Wichita, KS 67217

Papa Murphy’s Company Stores, Inc.	Store KS036 4813 E. Central Avenue Wichita, KS 67208

Papa Murphy’s Company Stores, Inc.	Store KS039 2348 W. Central Avenue, #A El Dorado, KS 67042

Papa Murphy’s Company Stores, Inc.	Store MI009 5311 Eastern Avenue SW Kentwood, MI 49508

Papa Murphy’s Company Stores, Inc.	Store MI014 809 S. Beacon Boulevard Grand Haven, MI 49417

Papa Murphy’s Company Stores, Inc.	Store MI018 5751 Byron Center Avenue SW Wyoming, MI 49519

Papa Murphy’s Company Stores, Inc.	Store MI026 5210 Northland Drive NE Grand Rapids, MI 49525

Papa Murphy’s Company Stores, Inc.	Store MI030 3355 Henry Street, Suite H Muskegon, MI 49441

Papa Murphy’s Company Stores, Inc.	Store MI031 1239 Leonard Street NE Grand Rapids, MI 49505

Papa Murphy’s Company Stores, Inc.	Store MI042 650 Baldwin Street Jenison, MI 49428

Papa Murphy’s Company Stores, Inc.	Store MN012 10604 France Avenue South, Suite B Bloomington, MN 55431

Papa Murphy’s Company Stores, Inc.	Store MN021 8471 East Point Douglas Road South Cottage Grove, MN 55016

Papa Murphy’s Company Stores, Inc.	Store MN023 15052 Gleason Path Apple Valley, MN 55124

9

LESSEE	LOCATION
Papa Murphy’s Company Stores, Inc.	Store MN030 8507 Lyndale Avenue South Bloomington, MN 55420

Papa Murphy’s Company Stores, Inc.	Store MN037 7455 Currell Boulevard Woodbury, MN 55125

Papa Murphy’s Company Stores, Inc.	Store MN038 15043 Crestone Avenue Rosemount, MN 55068

Papa Murphy’s Company Stores, Inc.	Store MN047 172 Tyler Road South Red Wing, MN 55066

Papa Murphy’s Company Stores, Inc.	Store MN056 1771 Market Boulevard Hastings, MN 55033

Papa Murphy’s Company Stores, Inc.	Store MN088 20190 Heritage Drive Lakeville, MN 55044

Papa Murphy’s Company Stores, Inc.	Store MN089 7017 10th Street North Oakdale, MN 55128

Papa Murphy’s Company Stores, Inc.	Store NM003 2800 Coors Boulevard NW Albuquerque, NM 87120

Papa Murphy’s Company Stores, Inc.	Store NM014 200 Tramway Blvd SE Albuquerque, NM 87123 (Smith’s Store #427)

Papa Murphy’s Company Stores, Inc.	Store NM018 1000 Rio Rancho Drive SE Albuquerque, NM 87124 (Smith’s Store #413)

Papa Murphy’s Company Stores, Inc.	Store NM019 8400 Menaul Boulevard NE, Suite G Albuquerque, NM 87112

Papa Murphy’s Company Stores, Inc.	Store NM029 2839 Carlisle Boulevard NE, Suite 110 Albuquerque, NM 87110

Papa Murphy’s Company Stores, Inc.	Store NM031 1121 Unser Blvd SE Rio Rancho, NM 87124

Papa Murphy’s Company Stores, Inc.	Store OR004 5541 SW Beaverton-Hillsdale Highway Portland, OR 97221

Papa Murphy’s Company Stores, Inc.	Store OR042 1503 North Pacific Highway Woodburn, OR 97071

Papa Murphy’s Company Stores, Inc.	Store OR055 4350 SW Multnomah Boulevard Portland, OR 97219

10

LESSEE	LOCATION
Papa Murphy’s Company Stores, Inc.	Store WA082 3404 Kitsap Way Bremerton, WA 98312

Papa Murphy’s Company Stores, Inc.	Store WA087 1468 Olney Street SE, Suite 105 Port Orchard, WA 98366

Papa Murphy’s Company Stores, Inc.	Store WA100 4213 Wheaton Way Bremerton, WA 98310

Papa Murphy’s Company Stores, Inc.	Store WA132 6715 NE 63rd Street, Suite 105 Vancouver, WA 98661

Papa Murphy’s Company Stores, Inc.	Store WA147 2220 Bucklin Hill Road, Suite 102 Silverdale, WA 98383

Papa Murphy’s Company Stores, Inc.	Store WI071 2304 South Main Street, Suite 7 Rice Lake, WI 54868

Papa Murphy’s Company Stores, Inc.	Equipment in Storage State Line Storage 200 State Line Road Temperance, MI 48182

Papa Murphy’s Company Stores, Inc.	Equipment in Storage Mini U Storage 5980 Sheridan Boulevard Arvada, CO 80003

Papa Murphy’s Company Stores, Inc.	Equipment in Storage Van Mall Storage 4214 NE 72nd Avenue Vancouver, WA 98661

Papa Murphy’s Company Stores, Inc.	OR103 – Assigned to Franchisee 16810 SW Langer Drive Sherwood, OR 97140

Papa Murphy’s Company Stores, Inc.	Sublet to Play It! Games Movies and Music LLC 9733 Sawmill Parkway, Suite E Powell, OH 43065

11

SCHEDULE 3.12

ENVIRONMENTAL

None.

SCHEDULE 3.15

LABOR RELATIONS

None.

SCHEDULE 3.17

BROKERS’ AND TRANSACTION FEES

Lee Equity Partners, LLC will receive a transaction fee equal to $1,770,000.

SCHEDULE 3.19

VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK

Joint Ventures/Partnerships:

None.

Capitalization Table:

ENTITY	OWNED BY	PERCENTAGE OF OWNERSHIP	NUMBER OF SHARES
Papa Murphy’s Holdings, Inc.	LEP Papa Murphy’s Holdings, LLC	60.81%	1,895,854 shares of Preferred A
			1,045,385 shares of Unrestricted Common
	Gleacher Mezzanine II, LP	3.21%	74,750 shares of Preferred A
			25,287 shares of Preferred B
			55,161 shares of Unrestricted Common
	Other Co-Investors	23.57%	734,837 shares of Preferred A
			405,195 shares of Unrestricted Common
	Outside Directors, et. al.	0.19%	2,679 shares of Preferred A
			1,477 shares of Unrestricted Common
			5,000 shares of Restricted Common
	Management Ownership	12.22%	145,689 shares of Preferred A
			1,264 shares of Preferred B
			81,011 shares of Unrestricted Common
			363,108 shares of Restricted Common

Papa Murphy’s Intermediate, Inc.	Papa Murphy’s Holdings, Inc.	100%	1,000

PMI Holdings, Inc.	Papa Murphy’s Intermediate, Inc.	100%	1,000

Papa Murphy’s Company Stores, Inc.	PMI Holdings, Inc.	100%	500

Papa Murphy’s International LLC	Papa Murphy’s Company Stores, Inc.	100%	N/A

Papa Murphy’s Worldwide LLC	Papa Murphy’s International LLC	100%	N/A

Murphy’s Marketing Services, Inc.	Papa Murphy’s Company Stores, Inc.	100%	1,000

PMI Canada ULC	Papa Murphy’s Worldwide LLC	100%	1,000

16

Preemptive and Other Outstanding Rights:

None.

ORGANIZATIONAL CHART

See Attached.

17

SCHEDULE 3.20

JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE

CREDIT PARTY	JURISDICTION	ORGANIZATIONAL ID NUMBER	CHIEF EXECUTIVE OFFICE	FORMER NAMES/LOCATIONS WITHIN THE LAST 5 YEARS
Papa Murphy’s Intermediate, Inc.	Delaware	4814363	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

PMI Holdings, Inc.	Delaware	3814836	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662	Papa Murphy’s Merger Co.

Papa Murphy’s International LLC	Delaware	3814784	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662	Papa Murphy’s International, Inc.

Papa Murphy’s Company Stores, Inc.	Washington	602001747	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

Papa Murphy’s Worldwide LLC	Delaware	4148329	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662	Papa Murphy’s Canada, Inc. Papa Murphy’s Canada LLC

Murphy’s Marketing Services, Inc.	Florida	P10000071270	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

SCHEDULE 3.26

FRANCHISE MATTERS

None.

SCHEDULE 5.1

LIENS

None.

SCHEDULE 5.2

PERMITTED STORE DISPOSITIONS

Papa Murphy’s Company Stores, Inc.	Store KS010 2110 North Maize Road, Suite 100 Wichita, KS 67212

Papa Murphy’s Company Stores, Inc.	Store KS013 9747 East 21st Street North Wichita, KS 67206

Papa Murphy’s Company Stores, Inc.	Store KS028 13303 West Maple Street, Suite 127 Wichita, KS 67235

Papa Murphy’s Company Stores, Inc.	Store KS034 2712 S. Seneca Street Wichita, KS 67217

Papa Murphy’s Company Stores, Inc.	Store KS036 4813 E. Central Avenue Wichita, KS 67208

Papa Murphy’s Company Stores, Inc.	****

Papa Murphy’s Company Stores, Inc.	****

Papa Murphy’s Company Stores, Inc.	****

Papa Murphy’s Company Stores, Inc.	****

Papa Murphy’s Company Stores, Inc.	****

Papa Murphy’s Company Stores, Inc.	****

Papa Murphy’s Company Stores, Inc.	****

SCHEDULE 5.4

INVESTMENTS

1.	Promissory Note dated August 18, 2009 issued by Pizza Masters of Illinois, Inc. to Papa Murphy’s Company Stores, Inc. in the amount of $492,000, as amended by First Amendment to Promissory Note dated September 31, 2013.

2.	Promissory Note dated December 15, 2009 issued by Ananda Holdings Ltd. to PMI Canada, ULC in the amount of $1,000,000 (CAD), as amended and assigned to Papa Murphy’s Worldwide LLC by Amendment and Assignment to Promissory Note dated March 13, 2012.

3.	Replacement Promissory Note dated as of June 7, 2012 issued as replacement for that certain Promissory Note dated May 25, 2011, as amended by Amendment to Promissory Note dated June 1, 2011, issued by Ken Calwell to Papa Murphy’s International LLC in the amount of $547,949.

4.	Promissory Note dated December 28, 2012 issued by Victoria T. Blackwell to Papa Murphy’s International LLC in the amount of $85,788, and replaced by the Promissory Note dated March 28, 2013 issued by Victoria T. Blackwell to Papa Murphy’s International LLC in the amount of $85,838.77.

5.	Promissory Note dated December 19, 2012 issued by Jayson Tipp to Papa Murphy’s International LLC in the amount of $85,788, and replaced by the Promissory Note dated March 19, 2013 issued by Jayson Tipp to Papa Murphy’s International LLC in the amount of $85,838.77.

6.	Promissory Note dated November 20, 2012 issued by Jayson Tipp to Papa Murphy’s International LLC in the amount of $120,000, and subject to terms therein regarding revolving credit availability.

7.	Promissory Note dated September 14, 2012 issued by Jayson Tipp to Papa Murphy’s International LLC in the amount of $49,985.89.

8.	Promissory Note dated September 14, 2012 issued by Jayson Tipp to Papa Murphy’s International LLC in the amount of $32,173.

9.	Promissory Note dated December 31, 2012 issued by Craig Weiss to Papa Murphy’s International LLC in the amount of $85,788, and replaced by the Promissory Note dated March 31, 2013 issued by Craig Weiss to Papa Murphy’s International LLC in the amount of $85,838.77.

10.	Promissory Note dated April 1, 2013 issued by Richard Key to Papa Murphy’s International LLC in the amount of $54,220.

11.	Promissory Note dated June 12, 2013 issued by Tom Marchese to Papa Murphy’s International LLC in the amount of $59,243.50.

12.	Promissory Note dated October 9, 2013 issued by Dan Harmon to Papa Murphy’s International LLC in the amount of $196,300.

23

SCHEDULE 5.5

INDEBTEDNESS

Under Addendum Number 3 dated September 27, 2013, to the Radiant Software License, Support and Purchase Agreement dated August 12, 2009, between Papa Murphy’s International LLC and Radiant Systems, Inc., Papa Murphy’s agreed to purchase 597 Radiant site-based licenses for an aggregate total of $2,257,615 and 1,347 hosted licenses for an aggregate total of $2,289,900, to be paid in quarterly payments of $909,503.

SCHEDULE 5.6

TRANSACTIONS WITH AFFILIATES

1.	Advisory Services and Monitoring Agreement dated May 5, 2010 between Lee Equity Partners LLC and Papa Murphy’s Merger Co.

2.	Trademark License Agreement dated June 1, 2006 between Papa Murphy’s International, Inc. and PMI Canada, ULC.

SCHEDULE 5.9

CONTINGENT OBLIGATIONS

1.	Under a Franchisor Agreement effective December 25, 2011, between Papa Murphy’s International LLC and Valassis Direct Mail, Inc., Murphy’s Marketing Services, Inc. agreed to an annual revenue commitment of $6,200,000. In the event the annual revenue is not met, Papa Murphy’s International LLC will owe Valassis Direct Mail, Inc. an amount which would in no event exceed 50% of the anticipated annual revenue minus the amount of payments already made in such fiscal year.

Pursuant to certain licensing agreements with NCR Corporation, certain Credit Parties have agreed to install a certain amount of “point of sale” operating systems in company stores. Pursuant to the terms of these agreements, if company stores do not adopt these systems, such Credit Parties may still be responsible for payments relating thereto.

Schedule 11.1

Fiscal Periods

Fiscal Period end dates are denoted below. Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year) end dates are denoted in italics and the end dates of each Fiscal Year (including the last Fiscal Quarter of each Fiscal Year) are denoted in bold italics.

2013	2014	2015	2016	2017	2018
01/01/13	12/31/13	12/30/14	12/29/15	01/03/17	01/02/18
02/04/13	02/03/14	02/02/15	02/01/16	02/06/17	02/05/18
03/04/13	03/03/14	03/02/15	02/29/16	03/06/17	03/05/18
04/01/13	03/31/14	03/30/15	03/28/16	04/03/17	04/02/18
05/06/13	05/05/14	05/04/15	05/02/16	05/08/17	05/07/18
06/03/13	06/02/14	06/01/15	05/30/16	06/05/17	06/04/18
07/01/13	06/30/14	06/29/15	06/27/16	07/03/17	07/02/18
08/05/13	08/04/14	08/03/15	08/01/16	08/07/17	08/06/18
09/02/13	09/01/14	08/31/15	08/29/16	09/04/17	09/03/18
09/30/13	09/29/14	09/28/15	09/26/16	10/02/17	10/01/18
11/04/13	11/03/14	11/02/15	10/31/16	11/06/17	11/05/18
12/02/13	12/01/14	11/30/15	11/28/16	12/04/17	12/03/18
12/30/13	12/29/14	12/28/15	12/26/16	01/01/18	12/31/18

EXHIBIT 1.6

TO

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION OR CONTINUATION

GOLUB CAPITAL LLC,

as Agent under the Credit Agreement referred to below

666 Fifth Avenue, 18th Floor

New York, New York 10103

                 , 201

Re:	PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”)

Reference is made to the Credit Agreement, dated as of October [—], 2013 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, Golub Capital LLC, as administrative agent for the Lenders and L/C Issuers (in such capacity, together with successors and permitted assigns in such capacity, “Agent”) and as a Lender, the other Lenders and the L/C Issuers party thereto. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.6 of the Credit Agreement of its request for the following:

(i) a continuation, on             ,         , as LIBOR Rate Loans having an Interest Period of      months of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $         having an Interest Period ending on the proposed date for such continuation;

(ii) a conversion, on             ,         , to LIBOR Rate Loans having an Interest Period of     months of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $        ; and

(iii) a conversion, on             ,         , to Base Rate Loans of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $        .

In connection herewith, the undersigned hereby certifies that, except as set forth on Schedule A attached hereto, no Event of Default has occurred and is continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be Issued on or before any date for any proposed conversion or continuation set forth above.

[Balance of page intentionally left blank; signature page follows.]

[SIGNATURE PAGE TO NOTICE OF CONVERSION/CONTINUATION DATED                  ,     ]

PMI HOLDINGS, INC., a Delaware corporation, as Borrower

By:
Name:
Title:

Exhibit 2.1

$177,000,000 CREDIT FACILITY

Closing Date: October 25, 2013

CLOSING AGENDA AND DOCUMENT CHECKLIST

PMI HOLDINGS, INC., as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

GOLUB CAPITAL LLC

for itself, as a Lender and as Agent for all Lenders,

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders,

and

GOLUB CAPITAL LLC,

as Sole Lead Arranger and Sole Lead Bookrunner

Capitalized Terms used herein and otherwise not defined

have the meanings ascribed to them in the Credit Agreement

TABLE OF PARTIES:

Agent	GC, in its capacity as Agent
Borrower	PMI Holdings, Inc., a Delaware corporation
Credit Parties	Borrower and Guarantors
Domestic Subsidiaries	PM Company Stores; Murphy’s Marketing; PM International; PM Worldwide
GC	Golub Capital LLC, a Delaware limited liability company
Guarantors	Holdings and each Domestic Subsidiary
Holdings	Papa Murphy’s Intermediate, Inc., a Delaware corporation
Proskauer or PR	Proskauer Rose LLP, counsel for Agent
Lenders	Affiliates of GC
Murphy’s Marketing	MURPHY’S MARKETING SERVICES, INC., a Florida corporation
PM Company Stores	Papa Murphy’s Company Stores, Inc., a Washington corporation
PM International	Papa Murphy’s International LLC, a Delaware limited liability company
PM Worldwide	Papa Murphy’s Worldwide LLC, a Delaware limited liability company
Sponsor	Lee Equity Partners, LLC
Weil	Weil Gotshal & Manges LLP, counsel for Credit Parties and Sponsor

I.	PRINCIPAL LOAN DOCUMENTS

Item No.	Document	Responsible Party	Status
1.	Credit Agreement	Proskauer
	Schedules to Credit Agreement	—
	1.1 (a) - Term Loan Commitments	Proskauer

Item No.	Document	Responsible Party	Status
	1.1 (b) - Revolving Loan Commitments	Proskauer
	1.1 (c) - Certain Permitted Acquisitions	Weil/Credit Parties
	1.5 - Wire Transfer Instructions	Weil/Credit Parties
	3.5 - Litigation	Weil/Credit Parties
	3.7 - ERISA	Weil/Credit Parties
	3.8 - Margin Stock	Weil/Credit Parties
	3.9 - Real Estate	Weil/Credit Parties
	3.12 - Environmental	Weil/Credit Parties
	3.15 - Labor Relations	Weil/Credit Parties
	3.17 - Brokers’ and Transaction Fees	Weil/Credit Parties
	3.19 - Ventures; Subsidiaries and Affiliates; Outstanding Stock	Weil/Credit Parties
	3.20 - Jurisdiction of Organization; Chief Executive Office	Weil/Credit Parties
	3.21 - Deposit Accounts and Other Accounts	Weil/Credit Parties
	3.26 - Franchise Matters	Weil/Credit Parties
	5.1 - Liens	Weil/Credit Parties
	5.4 - Investments	Weil/Credit Parties
	5.5 - Indebtedness	Weil/Credit Parties
	5.6 - Transactions with Affiliates	Weil/Credit Parties
	5.9 - Contingent Obligations	Weil/Credit Parties
	11.1 - Fiscal Periods	Weil/Credit Parties

	Exhibits to Credit Agreement	—
	1.6 - Form of Notice of Conversion/ Continuation	Proskauer
	2.1 - Closing Checklist	Proskauer
	4.2(b) - Form of Compliance Certificate	Proskauer
	9.9(g)(i)(B) - Form of Affiliated Lender Assignment and Assumption	Proskauer

Item No.	Document	Responsible Party	Status
	11.1(a) - Form of Assignment	Proskauer
	11.1(b) - Form of Notice of Borrowing	Proskauer
	11.1 (c) - Form of Revolving Note	Proskauer
	11.1 (e) - Form of Term Note	Proskauer

II.	SECURITY DOCUMENTS

Item No.	Document	Responsible Party	Status
2.	Guaranty and Security Agreement	Proskauer
	Annex 1 - Form of Pledge Amendment	Weil/Credit Parties
	Annex 2 - Form of Joinder Agreement	Weil/Credit Parties
	Annex 3 - Form of IP Security Agreement	Weil/Credit Parties
	Schedule 1 - Commercial Tort Claims	Weil/Credit Parties
	Schedule 2 - Filings	Weil/Credit Parties
	Schedule 3 - Jurisdiction of Organization; Chief Executive Office	Weil/Credit Parties
	Schedule 4 - Location of Inventory and Equipment	Weil/Credit Parties
	Schedule 5 - Pledged Collateral	Weil/Credit Parties
	Schedule 6 - Intellectual Property	Weil/Credit Parties
	(a) Stock Certificate No. 1, representing all of the issued and outstanding capital stock of Borrower	Weil/Credit Parties
	(i) Stock Power	Weil/Credit Parties
	(b) Stock Certificate No. 3, representing all of the issued and outstanding capital stock of PM Company Stores	Weil/Credit Parties
	(i) Stock Power	Weil/Credit Parties

Item No.	Document	Responsible Party	Status
	(c) Stock Certificate No. 1, representing all of the issued and outstanding capital stock of Murphy’s Marketing	Weil/Credit Parties
	(i) Stock Power	Weil/Credit Parties
	(d) Stock Certificate No. 2, representing all of the issued and outstanding capital stock of PMI Canada ULC	Weil/Credit Parties
	(i) Stock Power	Weil/Credit Parties
	(e) Revolving Promissory Note dated December 15, 2011 (Intercompany Note) in the original principal amount of $15,000,000	Weil/Credit Parties
	(i) Allonge	Weil/Credit Parties
	(f) Replacement Promissory Note dated June 7, 2012 to replace the Promissory Note dated May 25, 2011 payable by Ken C. Calwell to PM International in the original principal amount of $547,949, including Amendment thereto	Weil/Credit Parties
	(i) Allonge	Weil/Credit Parties
	(g) Promissory Note dated December 15, 2009 payable by Ananda Holdings Ltd. to PM Worldwide in the original principal amount of CAD $1,000,000, including Amendment thereto	Weil/Credit Parties
	(i) Allonge	Weil/Credit Parties
	(h) Promissory Note dated August 18, 2009 payable by Pizza Masters of Illinois, Inc. to PM Company Stores in the original principal amount of $492,000	Weil/Credit Parties
(i) Allonge
3.	Trademark Security Agreement	Proskauer
	Schedule	Weil/Credit Parties
4.	Deposit Account Control Agreement with Wells Fargo (60 days post-closing)	Weil/Credit Parties
5.	Landlord Waiver and Consent to Collateral Access Agreements executed by the landlord party to the lease for 8000 NE Parkway Drive, Vancouver, Washington (60 days post-closing)	Weil/Credit Parties

III.	COLLATERAL DUE DILIGENCE

Item No.	Document	Responsible Party	Status
6.	Perfection Certificate	Weil/Credit Parties
	Schedules to Perfection Certificate	Weil/Credit Parties
7.	Pre-Closing Lien Search Reports detailing the searches in those jurisdictions listed on Exhibit A attached hereto and a summary thereof	Proskauer
8.	UCC Financing Statements listed on Exhibit B attached hereto	Proskauer
9.	Post-Closing Lien Search Reports	Proskauer
10.	Intellectual Property Searches	Proskauer
11.	W-9’s for each Credit Party and for each party to directly receive funds from Agent on the Closing Date Needed 1 week before closing	Weil/Credit Parties
12.	Borrower’s Administrative Details Form	Weil/Credit Parties

IV.	ANCILLARY DOCUMENTS

Item No.	Document	Responsible Party	Status
13.	Initial Notice of Borrowing	Weil/Credit Parties
	Schedule I - Disbursement of Proceeds	Weil/Credit Parties

Item No.	Document	Responsible Party	Status
14.	Funds Flow Memorandum	Credit Parties
15.	Officer’s Closing Certificate (includes Solvency Cert)	Weil/Credit Parties
Exhibits to Officer’s Closing Certificate
16.	Fee Letter	Proskauer
17.	Financial Statements, including pro forma balance sheet and projections	Weil/Credit Parties
18.	Insurance Certificates & Endorsements naming Agent as additional insured/loss payee and conforming to requirements provided by Agent to Credit Parties	Credit Parties

V.	ORGANIZATIONAL DOCUMENTS

Item No.	Document	Responsible Party	Status
19.	Secretary’s Certificate of Holdings	Weil/Credit Parties
Exhibit A - Resolutions (re: Loan Documents)
Exhibit B - Certificate of Incorporation certified by the Secretary of State of Delaware
Exhibit C- Bylaws
Exhibit D - Good Standing Certificate certified by the Secretary of State of Delaware
Exhibit E - Incumbency
20.	Secretary’s Certificate of Borrower	Weil/Credit Parties
Exhibit A - Resolutions (re: Loan Documents)
Exhibit B - Certificate of Incorporation certified by the Secretary of State of Delaware
Exhibit C-Bylaws

Item No.	Document	Responsible Party	Status
Exhibit D - Good Standing Certificate certified by the Delaware Secretary of State
Exhibit E - Incumbency
21.	Secretary’s Certificate of PM Company Stores	Weil/Credit Parties
Exhibit A - Resolutions (re: Loan Documents)
Exhibit B - Certificate of Incorporation certified by the Secretary of State of Washington
Exhibit C - Bylaws
Exhibit D - Good Standing Certificate certified by the Secretary of State of Washington
Exhibit E - Incumbency
22.	Secretary’s Certificate of Murphy’s Marketing	Weil/Credit Parties
Exhibit A - Resolutions (re: Loan Documents)
Exhibit B - Certificate of Incorporation certified by the Secretary of State of Florida
Exhibit C - Bylaws
Exhibit D - Good Standing Certificate certified by the Florida Secretary of State
Exhibit E - Incumbency
23.	Secretary’s Certificate of PM International	Weil/Credit Parties
Exhibit A - Resolutions (re: Loan Documents)
Exhibit B - Certificate of Formation certified by the Secretary of State of Delaware
Exhibit C - Operating Agreement
Exhibit D - Good Standing Certificates certified by the Delaware Secretary of State
Exhibit E - Incumbency
24.	Secretary’s Certificate of PM Worldwide	Weil/Credit Parties
Exhibit A - Resolutions (re: Loan Documents)

Item No.	Document	Responsible Party	Status
Exhibit B - Certificate of Formation certified by the Secretary of State of Delaware
Exhibit C - Operating Agreement
Exhibit D - Good Standing Certificates certified by the Delaware Secretary of State
Exhibit E - Incumbency

VI.	DEBT REPAYMENT DOCUMENTS

Item No.	Document	Responsible Party	Status
25.	Payoff/Lien Release Letters:	Weil/Credit Parties
(a) General Electric Capital Corporation
(b) Gleacher Mezzanine Fund II, L.P.
26.	Termination of Wells Fargo Deposit Account Control Agreement	Weil/Credit Parties
27.	UCC Terminations listed on Exhibit C hereto	Weil/Credit Parties
28.	Intellectual Property Releases listed on Exhibit C hereto (for GE and Gleacher)	Weil/Credit Parties

VII.	LEGAL OPINIONS

Item No.	Document	Responsible Party	Status
29.	Opinion of Credit Parties’ Counsel re: Loan Documents	Weil
30.	Opinion of Credit Parties’ local Washington counsel re: Loan Documents w/r/t PM Company Stores	Perkins Coie LLP

EXHIBIT A

Search Jurisdictions

Entity	Jurisdiction
1. Papa Murphy’s Intermediate, Inc.	Delaware SOS Clark County, Washington
2. PMI Holdings, Inc.	Delaware SOS Clark County, Washington
3. Papa Murphy’s Company Stores, Inc.	Washington, SOS Clark County, Washington each county encompassing each property listed on Exhibit D hereto
4. MURPHY’S MARKETING, INC.	Florida SOS Clark County, Washington
5. Papa Murphy’s International LLC	Delaware SOS Clark County, Washington
6. Papa Murphy’s International Inc.	Delaware SOS Clark County, Washington
7. Papa Murphy’s Worldwide LLC	Delaware SOS Clark County, Washington
8. Papa Murphy’s of Canada, Inc.	Washington SOS Clark County, Washington

A-1

EXHIBIT B

UCC Filings

Name	Jurisdiction	Type of Filing	Filing Date & Filing No.	Post-filing Search
1. Papa Murphy’s Intermediate, Inc.	Delaware SOS	All Assets
2. PMI Holdings, Inc.	Delaware SOS	All Assets
3. Papa Murphy’s Company Stores, Inc.	Washington SOS	All Assets
4. MURPHY’S MARKETING SERVICES, INC.	Florida SOS	All Assets
5. Papa Murphy’s International LLC	Delaware SOS	All Assets
6. Papa Murphy’s Worldwide LLC	Delaware SOS	All Assets

B-1

EXHIBIT C

Terminations and Releases

Debtor Name	Secured Party Name	Filing Jurisdiction	Orig. Filing Date & Filing	Termination Filing Date & Filing No.
Papa Murphy’s Intermediate, Inc.	General Electric Capital Corporation, as Agent	Delaware SOS-	20122231142 6/11/12
Papa Murphy’s Intermediate, Inc.	Gleacher Mezzanine Fund II, L.P., as Agent	Delaware SOS-	20122255240 6/11/12
PMI Holdings, Inc.	General Electric Capital Corporation, as Agent	Delaware SOS	20122231134 6/11/12
PMI Holdings, Inc.	Gleacher Mezzanine Fund II, L.P., as Agent	Delaware SOS	20122256099 6/12/12
Papa Murphy’s Company Stores, Inc.	General Electric Capital Corporation, as Agent	Washington Dept. of Licensing	2012-163-0153-4 6/11/12
Papa Murphy’s Company	Gleacher Mezzanine Fund II, L.P., as Agent	Washington Dept. of Licensing	2012-165-0957- 2 6/11/12
Papa Murphy’s International LLC	General Electric Capital Corporation, as Agent	Delaware SOS	20122231126 6/11/12
Papa Murphy’s International LLC	Gleacher Mezzanine Fund II, L.P., as Agent	Delaware SOS	20122255653 6/21/12
Papa Murphy’s Worldwide LLC	General Electric Capital Corporation, as Agent	Delaware SOS	20122231100 6/11/12

Debtor Name	Secured Party Name	Filing Jurisdiction	Orig. Filing Date & Filing	Termination Filing Date & Filing No.
Papa Murphy’s Worldwide LLC	Gleacher Mezzanine Fund II, L.P., as Agent	Delaware SOS	20122255844 6/12/12
Murphy’s Marketing Services, Inc.	General Electric Capital Corporation, as Agent	Florida SOS	2012069150 89 6/11/12
Murphy’s Marketing Services, Inc.	Gleacher Mezzanine Fund II, L.P., as Agent	Florida SOS	2012069316 45 6/12/12

Release of that certain Trademark Security Agreement executed as of June 11, 2012 by PM International in favor of General Electric Capital Corporation, as Agent and recorded with the United States Patent and Trademark Office on June 11, 2012 at Reel 4798, Frame 0955.

EXHIBIT 4.2(b) TO CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

PMI HOLDINGS, INC.

Date:             , 201

This Compliance Certificate (this “Certificate”) is given by PMI Holdings, Inc., a Delaware corporation (“Borrower”), pursuant to subsection 4.2(b) of that certain Credit Agreement dated as of October 25, 2013 among the Borrower, the other Credit Parties party thereto, Golub Capital LLC, as administrative agent (in such capacity, “Agent”), and as a Lender, and the additional Lenders party thereto (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to Agent, the Lenders and the L/C Issuers, on behalf of the Borrower, that:

(a) the financial statements delivered with this Certificate in accordance with subsection 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Parent and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b) [Borrower Note (include this paragraph only with respect to Certificates delivered for the last Fiscal Period of the first, second and third Fiscal Quarter and the end of each Fiscal Year):] Annex A hereto includes a correct calculation of EBITDA, and Net Interest Expense for the relevant Fiscal [Period/Year] ended             , 20              and Annex B includes a correct calculation of each of the financial covenants contained in Sections 6.2 and 6.3 of the Credit Agreement for the relevant periods ended                  , 20    ] [Borrower Note (include following re: Excess Cash Flow only for Certificate delivered for end of applicable Fiscal Years): and Annex C includes a correct calculation of Excess Cash Flow (including a correct calculation of any required prepayment) and the financial covenant contained in Section 6.1 of the Credit Agreement for the Fiscal Year ended [December/January]     , 201  ];

(c) [Borrower Note: Include this paragraph only with respect to Certificates delivered for the last Fiscal Period of each Fiscal Quarter] as of             , 20    , no Credit Party or any Subsidiary of any Credit Party owns any Margin Stock [, except as specified on Annex D attached hereto].

(d) to the best of such officer’s knowledge, no Default or Event of Default exists [except as specified on Annex E attached hereto];

(e) based on the Leverage Ratio, the Applicable Margin for (i) Revolving Loans and portions of the Term Loan which are Base Rate Loans is                     , and (ii) Revolving Loans and portions of the Term Loan which are LIBOR Rate Loans is                     ; and

(f) since the Closing Date and except as disclosed in prior Certificates delivered to Agent, no Credit Party has:

(i) changed its legal name or jurisdiction of incorporation, organization or formation or formed or acquired any Subsidiary except as follows:                                         ;

(ii) acquired all or substantially all of the assets of, or merged or consolidated with or into, any Person, except as follows:                                        ; or

(iii) changed the location of its chief executive office or acquired fee simple title to any real property with a fair market value in excess of $500,000, except as follows:                                         .

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of its Responsible Officers as of the first date written above.

PMI HOLDINGS, INC., a Delaware corporation

Name:
Title:

Note: Unless otherwise specified, all financial covenants are calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

I. Definition/Calculation of EBITDA and Adjusted EBITDA
EBITDA is defined as follows:

A.	Net income (or loss) for the applicable period of measurement of Holdings, Borrower and their Subsidiaries on a consolidated basis determined in accordance with GAAP; provided that, solely for the purposes of this calculation, Murphy’s Marketing Services shall not be considered a “Subsidiary” of Holdings or Borrower.

Less (or plus), to the extent such items would otherwise be included in the calculation of net income (or loss):

	(1)	the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time of such payment or distribution prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person

	(2)	the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries

	(3)	gains (or losses) from the sale, exchange, transfer or other disposition of property or assets (other than accounts and inventory) not in the ordinary course of business of the Borrower and its Subsidiaries

	(4)	any other extraordinary gains (or losses) of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP

B.	Total exclusions from (additions to) net income (sum of (1)-(4) above)

Plus, without duplication, to the extent deducted in (or excluded from) the calculation of net income (or loss) for such period:

	(1)	Depreciation, depletion and amortization

	(2)	Interest expense (less interest income), fees, commissions, discounts and premiums incurred in connection with Indebtedness (including, for purposes of clarification, Unused Commitment Fees)

	(3)	All taxes on or measured by income, profits or capital, including federal, foreign and state taxes, to the extent deducted in calculating net income (or loss) or other franchise, excise, revenue or similar taxes for such period and, without duplication, permitted Tax Distributions and including, in any event, tax effects in accordance with GAAP resulting from gains (or losses) from the sale, exchange, transfer or other disposition of property or assets (other than accounts and inventory) not in the ordinary course of business of the Borrower and its Subsidiaries

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

(4)	Restricted Payments made and permitted by Section 5.11(b), (f)[1] or (g) of the Credit Agreement and payments made and permitted by Section 5.7(c) of the Credit Agreement

(5)	Fees paid to independent directors not to exceed an amount that is reasonable and customary for independent directors for a company of the type and size of the Borrower and reimbursements of reasonable out-of-pocket expenses of directors (including in connection with attending board of director meetings) permitted to be paid in accordance with the Credit Agreement

(6)	All non-cash losses or expenses (or minus non-cash income or gain) (including but not limited to non-cash stock option- and equity-based compensation expenses) for such period, but excluding any non-cash loss or expense that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period (other than any accruals or reserves associated with rent)

(7)	Non-recurring or unusual cash fees, costs, charges, losses and expenses of Holdings and its Subsidiaries during such period, in an aggregate amount not to exceed ten percent (10%) of trailing twelve Fiscal Period EBITDA

(8)	Fees, costs and expenses that are expensed before or within twelve (12) Fiscal Periods of the applicable transaction, incurred in connection with the negotiation and documentation of permitted dispositions, Permitted Acquisitions, permitted equity issuances (including an IPO), permitted Investments (or proposed Investments that would have been a Permitted Acquisition or permitted Investment) and permitted incurrences, amendments, modifications or refinancings of Indebtedness (or proposed incurrences, amendments, modifications or refinancings of Indebtedness that would have been a permitted incurrence, amendment, modification or refinancing of Indebtedness), in each case, whether or not consummated

(9)	Pre-opening costs with respect to a new store and, to the extent specific to such store, grand opening marketing costs related thereto, in an aggregate amount not to exceed $75,000 per store for all periods

(10)	Net Issuance Proceeds of Specified Equity Contributions

(11)	Fees and expenses incurred in connection with the issuance of the Loans and the Related Transactions

(12)	Non-cash expenses resulting from purchase accounting adjustments made in accordance with GAAP with respect to Permitted Acquisitions

(13)	The difference (or surplus, if any) of cash rent expense for such period to the extent it is less than (or greater than, as the case may be) such rent expense under GAAP as derived by straight-line rent adjustment

(14)	Fees and expenses to Sponsor and its Affiliates on the Closing Date in connection with the Credit Agreement and the Related Transactions as set forth on the funds flow memorandum delivered by the Borrower to Agent prior to the Closing Date

[1]	NTD: Section 5.1(f) picks up post-IPO public company compliance expenses.

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

C.	Total add backs to net income (sum of (1)-(14) above):

D.	EBITDA (result of A minus (or plus) B plus (or minus) C above)[2]

E.	Adjusted EBITDA (EBITDA on a Pro Forma Basis)

“Pro Forma Basis” means, for purposes of calculating compliance with any financial covenant or financial ratio that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable measurement period with respect to such covenant or condition: income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a sale, transfer or other disposition of all or substantially all capital stock in any Subsidiary or any division or product line of Borrower or any Subsidiary, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of the term “Specified Transaction,” shall be included; provided, that, EBITDA may be further adjusted without duplication of any adjustments to EBITDA set forth in the definition of EBITDA by, without duplication, (x) any credit received for acquisition-related costs and savings to the extent permitted pursuant to Article 11 of Regulation S-X under the Securities Act, (y) actions taken by Holdings or any of its Subsidiaries prior to or during such period (or reasonably expected to be taken within 12 months of such Specified Transaction) for the purposes of realizing reasonably identifiable and factually supportable cost savings (including the “run-rate” cost savings and synergies resulting from such Specified Transaction that have been or are expected to be realized (“run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions)), in each case under this clause (y) calculated in good faith by the Borrower and, with respect to any Material Specified Transaction, reasonably acceptable to Agent, and/or (z) other extraordinary expenses, increased costs, identifiable and verifiable expense reductions, excess management compensation and other adjustments, if any, incurred by Holdings or any of its Subsidiaries prior to or during such period, in each case under this clause (z) calculated by the Borrower and reasonably acceptable to Agent.

As used above, the term (x) “Specified Transaction” means, with respect to any period, any Permitted Acquisition or any permitted Investment or disposition of assets consummated by Holdings or any of its Subsidiaries during such period (or the effects of which have occurred or are implemented during such period), and (y) “Material Specified Transaction” means any Specified Transaction or a series of related Specified Transactions which involves more than 20 store locations or units.

[2]	Notwithstanding the foregoing, EBITDA for any period set forth below shall be deemed to equal the amount set forth below for such period

Period:	Pre-Closing EBITDA

Fiscal Period ending December 24, 2012	$7,186,546
Fiscal Quarter ending March 25, 2013	$6,955,951
Fiscal Quarter ending June 24, 2013	$5,886,254
Fiscal Period ending September 30, 2013	$5,581,568

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

II. Definition/Calculation of Net Interest Expense

Net Interest Expense (used for calculating Interest Coverage Ratio) is defined as:[3]

A.	Gross interest expense for such period paid or required to be paid in cash (excluding all paid in kind interest, capitalized interest and deferred and unpaid financing fees, original interest discount amortization, fees and other charges in connection with letters of credit and similar instruments, agent administrative fees and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates and other permitted interest rate management products) for Holdings and its Subsidiaries on a consolidated basis, other than interest expense in respect of the Miller Note

B.	Less: Interest income for such period

Net Interest Expense (result of A minus B above)

[3]	Notwithstanding the foregoing, Net Interest Expense for any period set forth below shall be deemed to be equal to the amount set forth below for such period:

Period	Pre-Closing Net Interest Expense

Fiscal Quarter ending March 25, 2013	$2,818,125
Fiscal Quarter ending June 24, 2013	$2,818,125
Fiscal Period ending September 30, 2013	$2,818,125

ANNEX B

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

I. Section 6.2: Leverage Ratio

Leverage Ratio is defined as follows:

A.	Aggregate balance of outstanding Revolving Loans as of the date of measurement

Plus:

	(1)	L/C Reimbursement Obligations in excess of $1,000,000 with respect to standby letters of credit (and, without duplication, related bankers’ acceptances) and all L/C Reimbursement Obligations with respect to performance letters of credit (and, without duplication, related bankers’ acceptances), in each case as of date of measurement, whether or not then due and payable

	(2)	Outstanding principal balance of the Term Loans as of date of measurement

	(3)	Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement

	(4)	Outstanding principal balance in respect of Subordinated Indebtedness as of the date of measurement

	(5)	Without duplication, the outstanding principal balance of all other Indebtedness of the types described in clauses (a) and (b) (with respect to the deferred purchase price of Property only) of the definition thereof

	(6)	Prepayments of Term Loans made with Net Issuance Proceeds of Specified Equity Contributions included in the calculation of EBITDA for the twelve (12) consecutive Fiscal Periods ending on the date of measurement (per I of Annex A)

B.	Funded Indebtedness (sum of A plus sum of (1)-(6) above)

C.	The lesser of: (i) the aggregate amount of [unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries plus] cash and Cash Equivalents of Holdings and its Subsidiaries held in a deposit account subject to a Control Agreement in favor of Agent for the benefit of the Agent and the Lenders in excess of $1,000,000 and (ii) $5,000,000

D.	Net Funded Indebtedness (result of B minus C above)

E.	Adjusted EBITDA for the twelve (12) consecutive Fiscal Periods ending on the date of measurement (per I of Annex A)

Leverage Ratio (result of D divided by E above)

Permitted maximum Leverage Ratio

In Compliance			Yes/No

B-1

ANNEX B

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

II. Section 6.3: Interest Coverage Ratio

Interest Coverage Ratio is defined as follows:

A.	EBITDA for the twelve (12) consecutive Fiscal Periods ending on the date of measurement (per I of Annex A)

B.	Net Interest Expense (per II of Annex A)

Interest Coverage (result of A divided by B above)

Required minimum Interest Coverage Ratio

In Compliance		Yes/No

B-2

[Borrower Note: Include Annex C calculations only for Certificate delivered for end of applicable Fiscal Years.]

I. Section 6.1: Fiscal Year Capital Expenditures Calculation

Capital Expenditures are defined as follows:[4]

A.	The aggregate of all expenditures and obligations, for the relevant Fiscal Year set forth in Section 6.1 of the Credit Agreement, which should be capitalized under GAAP

Less, in each case, to the extent included in A above:

	(1)	Net Proceeds from Dispositions which have been reinvested pursuant to the terms of the Credit Agreement

	(2)	Expenditures financed with cash proceeds from Stock issuances

	(3)	All Net Proceeds received on account of any Event of Loss to the extent any such amounts are actually applied to replace, repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss

	(4)	That portion of the purchase price of a Permitted Acquisition that constitutes a capital expenditure under GAAP

	(5)	That portion of the expenditures and obligations capitalized under GAAP that were made by funds attributable to the Borrower’s Advertising Development Fund

B.	Capital Expenditures (result of A minus sum of (1)- (5)) above)

C.	Capital Expenditure Limitation per Section 6.1

D.	Carry forward from prior Fiscal Year (75% multiplied by $ )

Total maximum permitted Capital Expenditures (result of C plus D)

In Compliance			Yes/No

[4]	Notwithstanding the foregoing, unfinanced capital expenditures for any period set forth below shall be deemed to equal the amount set forth below for such period:

Period	Pre-Closing Unfinanced Capital Expenditures

Fiscal Quarter ending March 25, 2013	$337,537
Fiscal Quarter ending June 24, 2013	$677,173
Fiscal Period ending September 30, 2013	$1,226,656

1

II. Definition/Calculation of Cash Flow

Cash Flow (used for calculating Excess Cash Flow) is defined as:

A.	EBITDA (per Annex A)

Less unfinanced capital expenditures:

	(1)	Gross capital expenditures: the aggregate of all expenditures and other obligations for the period of measurement which should be capitalized under GAAP

Less, in each case, to the extent included in (1) above:

(a) Net Proceeds from Dispositions which have been reinvested during such period pursuant to the terms of the Credit Agreement

(b) Expenditures financed with cash proceeds from Stock issuances

(c) All insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied during such period to replace, repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss

	(2)	Total deductions from gross capital expenditures (sum of (a)-(d) above)

	(3)	Net capital expenditures (result of (1) minus (2) above)

	(4)	Less: Portion of capital expenditures financed under Capital Leases or other long-term Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment or other revolving Indebtedness)

B.	Unfinanced capital expenditures (result of (3) minus (4) above)

Cash Flow (result of A minus B above)

III. Excess Cash Flow Calculation

Excess Cash Flow is defined as follows:

A.	Cash Flow (per II above) (to the extent positive)

Less, without duplication, and (other than with respect to items (6) and, with respect to clause (10) of EBITDA only, (11) below) to the extent actually paid in cash, in each case to the extent not financed with proceeds of Stock issuances or Indebtedness (other than Revolving Loans):

	(1)	Scheduled principal payments with respect to Indebtedness and, in an aggregate amount not to exceed $3,000,000 for all periods, voluntary prepayments of Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness[5] and unsecured Indebtedness owing to sellers of assets or Stock to any of the Credit Parties and their Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions or other Investments permitted hereunder

[5]	For purposes hereof, “Purchase Money Indebtedness” means Indebtedness which is secured solely by Liens of the type described in Section 5.1(h) of the Credit Agreement.

2

	(2)	Interest expense (less interest income), fees, commissions, discounts and premiums incurred in connection with Indebtedness (including, for purposes of clarification, Unused Commitment Fees)

	(3)	All taxes on or measured by income, profits or capital, including federal, foreign and state taxes, to the extent deducted in calculating net income (or loss) or other franchise, excise, revenue or similar taxes for such period and, without duplication, permitted Tax Distributions and including, in any event, tax effects in accordance with GAAP resulting from gains (or losses) from the sale, exchange, transfer or other disposition of property or assets (other than accounts and inventory) not in the ordinary course of business of the Borrower and its Subsidiaries

	(4)	Payments paid in cash permitted by Section 5.7(c)

	(5)	Restricted Payments of the type described in Sections 5.11(b), (f) and (g) of the Credit Agreement

	(6)	Increase in working capital (if any) (see Working Capital Calculation below) (regardless of whether actually paid in cash)

	(7)	The purchase price paid in cash for all Permitted Acquisitions and other permitted Investments as referenced by Section 5.4(m) of the Credit Agreement (other than any Investments in any Person which was already a Subsidiary or Investments in cash and Cash Equivalents) (other than any Investments in any Person which was already a Subsidiary or Investments in cash and Cash Equivalents)

	(8)	Earn-out payments paid in cash in connection with Permitted Acquisitions in compliance with the terms of the Credit Agreement

	(9)	Fees and expenses paid in cash to Sponsor and its Affiliates on the Closing Date in connection with the Credit Agreement and the Related Transactions as set forth on the funds flow memorandum delivered by the Borrower to Agent prior to the Closing Date

	(10)	Investments made pursuant to and in accordance with Section 5.4(n)

	(11)	Amounts added to the calculation of EBITDA pursuant to clauses (5), (7), (8), (9), (10), (11) and (13) thereof

B.	Total deductions from Cash Flow (sum of (1)-(8) above)

C.	Decrease in Working Capital (if any) (see Working Capital Calculation below)

D.	Excess Cash Flow (result of A minus B plus C above)

E.	Required prepayment percentage (see Section 1.8(e) for percentage)%

F.	Required gross prepayment amount (result of D multiplied by E above)

Minus:

G.	Voluntary prepayments of the Term Loan during such period [other than Discounted Prepayments, in each case] to the extent such prepayments are

3

applied in the same manner mandatory prepayments under Section 1.8(e) of the Credit Agreement are required to be applied in accordance with Section 1.8(f) thereof (or in the inverse order of maturity) against all remaining scheduled installments of the Term Loan and are not funded with the proceeds of other Indebtedness

H.	Voluntary prepayments of Revolving Loans during such period accompanied by a permanent reduction of the Revolving Loan Commitment, to the extent not funded with the proceeds of other Indebtedness

I.	Required prepayment amount (result of F minus G minus H above)

4

IV. Working Capital Calculation

Decrease (increase) in working capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period	End of Period
Current assets:	$	$
Less (to the extent included in current Assets):
Cash	$	$
Cash Equivalents	$	$
Deferred tax assets	$	$
Adjusted current assets	$	$
Current liabilities:	$	$
Less (to the extent included in current liabilities):
Revolving Loans	$	$
Current portion of Indebtedness (to the extent not included above)	$	$
Deferred tax liabilities	$	$
Adjusted current liabilities	$	$
Working capital (adjusted current assets minus adjusted current liabilities)	$	$
Decrease (Increase) in working capital (beginning of period minus end of period working capital)		$

To the extent Holdings or any of its Subsidiaries consummates a Permitted Acquisition during such period, beginning of period Working Capital shall be recalculated on a pro forma basis to include Working Capital acquired in such Permitted Acquisition.

5

EXHIBIT 9.9(g)(i)(B)

TO

CREDIT AGREEMENT

FORM OF AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This ASSIGNMENT (this “Assignment”), dated as of the Effective Date, is entered into between                      (“Assignor”) and                      (“Assignee”).

The parties hereto hereby agree as follows:

Borrower:	PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”)

Agent:	Golub Capital LLC, as administrative agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, “Agent”)

Credit Agreement:	Credit Agreement, dated as of October [—], 2013, among the Borrower, the other Credit Parties party thereto, Golub Capital LLC as Agent and as a Lender, the other Lenders and the L/C Issuers party thereto (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	, ][6]

Effective Date:	, [7]

[6]	Insert for informational purposes only if needed to determine other arrangements between Assignor and Assignee.
[7]	To be filled out by Agent upon entry in the Register.

6

Loan/Commitment Assigned[8]	Aggregate amount of Commitments or principal amount of Loans for all Lenders[9]	Aggregate amount of Commitments or principal amount of Loans Assigned[10]	Percentage Assigned[11]
	$	$	.	%
	$	$	.	%
	$	$	.	%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

[8]

Fill in the appropriate defined term for the type of Loans and/or Commitment under the Credit Agreement that are being assigned under this Assignment. No Revolving Loans, Extended Revolving Loans, Revolving Loan Commitments or Extended Revolving Loan Commitments may be assigned to Affiliated Lenders.

[9]

Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

[10]

Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

[11]

Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

7

Section 1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2. Representations, Warranties and Covenants of Assignors. Assignor:

(a) represents and warrants to Assignee and Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of Assignor is an authorized signer for Assignor and is authorized to execute, sign and deliver this Assignment;

(b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral;

(c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith; and

(d) attaches any Notes held by it evidencing any part of the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3. Representations, Warranties and Covenants of Assignees. Assignee:

(a) represents and warrants to Assignor and Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iii) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of Assignee is an authorized signer for Assignee and is authorized to execute, sign and deliver this Assignment and (iv) (A) it is an Affiliated Lender and (B) as of the date hereof, Assignee does not have any material non-public information (“MNPI”) that both (1) has not been disclosed to Assignor

8

(other than because such Assignor does not wish to receive MNPI with respect to any Credit Party or any of their respective securities) prior to such date and (2) could reasonably be expected to have a material effect upon a Lender’s decision to assign Term Loans to such Affiliated Lender;

(b) irrevocably appoints and authorizes Agent to take such action as (i) administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (ii) its attorney in fact, to vote during the pendency of an Insolvency Proceeding involving any Credit Party as a debtor (including voting on any plan of reorganization pursuant to 11 U.S.C. §1126), Term Loans held by Assignee (and any claim with respect thereto) in accordance with Section 9.9(g)(iv) of the Credit Agreement;

(c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, including, without limitation, Section 9.9(g) of the Credit Agreement, are required to be performed by it as a Lender;

(d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any L/C Issuer, any Lender, any other Indemnitee or any other holder of any Obligation of a Credit Party and based on such documents and information as it shall deem appropriate at the time;

(e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement;

(f) specifies as its applicable Lending Offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof;

(g) shall pay to Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement; and

(h) to the extent required pursuant to Section 10.1(f) of the Credit Agreement, attaches two (2) completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor and Assignee, this Assignment (including its attachments) will be delivered to Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by Agent and (ii) the recording of this Assignment in the Register. Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5. Effect. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and the Credit Agreement, have

9

the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6. Distribution of Payments. On and after the Effective Date, Agent shall make all payments under the Loan Documents in respect of the Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7. Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b) On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, Assignor, Assignee, Agent and their Related Persons and their successors and assigns.

(c) This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d) This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[Balance of page intentionally left blank; signature page follows.]

10

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE] as Assignee

By:
Name:
Title:

Lending Office for LIBOR Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

ACCEPTED this day of :

GOLUB CAPITAL LLC, as Agent

By:
Name:
Title:

EXHIBIT 11.1(a)

TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT (this “Assignment”), dated as of the Effective Date, is entered into between                      (the “Assignor”) and                      (the “Assignee”).

The parties hereto hereby agree as follows:

Borrower:	PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”)

Agent:	Golub Capital LLC, as administrative agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, “Agent”)

Credit Agreement:	Credit Agreement, dated as of October [—], 2013, among the Borrower, the other Credit Parties party thereto, Golub Capital LLC, as administrative agent for the Lenders and L/C Issuers (in such capacity, together with successors and permitted assigns in such capacity, “Agent”) and as a Lender, the other Lenders and the L/C Issuers party thereto (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	, ][12]

Effective Date:	, [13]

[12]	Insert for informational purposes only if needed to determine other arrangements between Assignor and Assignee.
[13]	To be filled out by Agent upon entry in the Register.

Loan/Commitment Assigned[14]	Aggregate amount of Commitments or principal amount of Loans for all Lenders[7]	Aggregate amount of Commitments[15] or principal amount of Loans Assigned[16]	Percentage Assigned[17]
	$	$	.	%
	$	$	.	%
	$	$	.	%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

[14]	Fill in the appropriate defined term for the type of Loan and/or Commitment under the Credit Agreement that are being assigned under this Assignment. (e.g., “Revolving Loan Commitment”, “Term Loan Commitment”, etc.)
[15]	In the case of the Revolving Loan Commitment, including Revolving Loans and interests, participations and obligations to participate in Letter of Credit Obligations.
[16]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.
[17]	Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2. Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of Assignor is an authorized signer for Assignor and is authorized to execute, sign and deliver this Assignment, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing any part of the Assigned

Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3. Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not an Affiliate or an Approved Fund of any Lender] [an [Affiliate][Approved Fund of any Lender] of             , a Lender], (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of Assignee is an authorized signer for Assignee and is authorized to execute, sign and deliver this Assignment (b) appoints and authorizes Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable Lending Offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement and (h) to the extent required pursuant to Section 10.2(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Credit Agreement, the Borrower and/or each L/C Issuer that is a Lender, this Assignment (including its attachments) will be delivered to Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by Agent and (ii) the recording of this Assignment in the Register. Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5. Effect. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6. Distribution of Payments. On and after the Effective Date, Agent shall make all payments under the Loan Documents in respect of the Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7. Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b) On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, Assignor, Assignee, Agent and their Related Persons and their successors and assigns.

(c) This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d) This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR] as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE] as Assignee

By:
Name:
Title:

Lending Office for LIBOR Rate Loans:

[Insert Address (including contact name, fax number and email address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and Email address)]

8

ACCEPTED and AGREED this day of , 201 :

GOLUB CAPITAL LLC as Agent

By:
Name:
Title:

[NAME OF BORROWER][18]

By:
Name:
Title:

[NAME OF L/C ISSUER][7]

By:
Name:
Title:

[18]	Include only if required pursuant to Section 9.9 of the Credit Agreement.

9

EXHIBIT 11.1(b)

TO

CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GOLUB CAPITAL LLC,

as Agent under the Credit Agreement referred to below

666 Fifth Avenue, 18th Floor

New York, New York 10103

                 , 201

Re:	PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”)

Reference is made to the Credit Agreement, dated as of October [—], 2013 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, Golub Capital LLC, as administrative agent for the Lenders and L/C Issuers (in such capacity, together with successors and permitted assigns in such capacity, “Agent”) and as a Lender, the other Lenders and the L/C Issuers party thereto. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.5 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A. The date of the Proposed Borrowing is             ,         19(the “Funding Date”).

B. The aggregate principal amount of requested Revolving Loans is $        , of which $         consists of Base Rate Loans and $         consists of LIBOR Rate Loans having an initial Interest Period of              months.

C. The aggregate principal amount of the Term Loans is $        , of which $         consists of Base Rate Loans and $         consists of LIBOR Rate Loans having an initial Interest Period of              months.

[19]	For the Term Loans, must be the Closing Date.

1

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i) the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date;

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) after giving effect to the Proposed Borrowing, the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance.

[Balance of page intentionally left blank; signature page follows.]

3

PMI HOLDINGS, INC., a Delaware corporation, as Borrower

By:
Name:
Title:

4

EXHIBIT 11.1(c)

TO

CREDIT AGREEMENT

FORM OF REVOLVING NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	, 201

FOR VALUE RECEIVED, the undersigned, PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to Golub Capital LLC, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of October [—], 2013 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, Golub Capital LLC, as administrative agent for the Lenders and L/C Issuers (in such capacity, together with successors and permitted assigns in such capacity, “Agent”) and as a Lender, the other Lenders and the L/C Issuers party thereto. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Balance of page intentionally left blank; signature page follows.]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

PMI HOLDINGS, INC., a Delaware corporation, as Borrower

By:
Name:
Title:

EXHIBIT 11.1(e)

TO

CREDIT AGREEMENT

FORM OF TERM NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	, 201

FOR VALUE RECEIVED, the undersigned, PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Term Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to Golub Capital LLC, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of October [—], 2013 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the other Credit Parties party thereto, Golub Capital LLC, as administrative agent for the Lenders and L/C Issuers (in such capacity, together with successors and permitted assigns in such capacity, “Agent”) and as a Lender, the other Lenders and the L/C Issuers party thereto. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of the Term Loan by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Term Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Balance of page intentionally left blank; signature page follows.]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

PMI HOLDINGS, INC., a Delaware corporation, as Borrower

By:
Name:
Title: